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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ImmunoGen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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830 Winter Street, Waltham, MA 02451	TEL: (781) 895-0600 FAX: (781) 895-0610

October 28, 2016

Dear Shareholder:

        You are cordially invited to attend the 2016 Annual Meeting of Shareholders of ImmunoGen, Inc. to be held on Friday, December 9, 2016, beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts.

        The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters that will be presented at our annual meeting. The agenda for the meeting includes proposals to elect nine members to our Board of Directors, to approve a new 2016 Employee, Director and Consultant Equity Incentive Plan, which will replace our 2006 Employee, Director and Consultant Equity Incentive Plan, to hold an advisory vote on executive compensation, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016. The Board of Directors recommends that you vote FOR its proposal to fix the number of members of our Board of Directors at nine, FOR the election of its slate of directors, FOR the approval of our 2016 Plan, FOR approval of the compensation of our named executive officers as disclosed in the proxy statement, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

        Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Whether or not you expect to attend the meeting in person, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet or telephone, promptly and in accordance with the instructions set forth in either the Notice Regarding the Availability of Proxy Materials that you received or on the proxy card. This will ensure your proper representation at our annual meeting.

Sincerely,

MARK J. ENYEDY President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 9, 2016

To Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmunoGen, Inc. will be held on Friday, December 9, 2016, beginning at 11:00 a.m., local time, at ImmunoGen's offices, 830 Winter Street, Waltham, Massachusetts, for the following purposes:

  1.
  To fix the number of members of the Board of Directors at nine.

  2.
  To elect nine members of the Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  3.
  To approve the 2016 Employee, Director and Consultant Equity Incentive Plan, which will replace our 2006 Employee, Director and Consultant Equity Incentive Plan.

  4.
  To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

  5.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016.

  6.
  To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on October 14, 2016 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting. We began mailing the Notice Regarding the Availability of Proxy Materials on or about October 28, 2016. Our proxy materials, including this proxy statement and our 2016 annual report, will also be available on or about October 28, 2016 on the website referred to in the Notice Regarding the Availability of Proxy Materials.

        You are cordially invited to attend the annual meeting in person, if possible. Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose, or vote via the Internet or by telephone, as soon as possible. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors

CRAIG BARROWS Secretary

October 28, 2016

830 Winter Street
Waltham, Massachusetts 02451
781-895-0600

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

        We are making these proxy materials available to you on or about October 28, 2016, in connection with the solicitation of proxies by the Board of Directors of ImmunoGen, Inc. ("ImmunoGen") for our 2016 annual meeting of shareholders, and any adjournment or postponement of that meeting. The meeting will be held on Friday, December 9, 2016, beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting in person to vote your shares. Instead, you may have your shares voted at the meeting on your behalf by following the instructions below to submit your proxy on the Internet. Alternatively, if you requested and received a printed copy of these materials, you may complete, sign and return the accompanying proxy card or submit your proxy by telephone as described below in order to have your shares voted at the meeting on your behalf.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (referred to elsewhere in this proxy statement as the "Notice") to all shareholders of record entitled to vote at the annual meeting on or about October 28, 2016. The Notice will instruct you as to how you may obtain access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

What am I voting on?

        There are five matters scheduled for a vote:

  •
  To fix the number of members of our Board of Directors at nine;

  •
  To elect nine members of our Board of Directors;

  •
  To approve the 2016 Employee, Director and Consultant Equity Incentive Plan, or the 2016 Plan, which will replace our 2006 Employee, Director and Consultant Equity Incentive Plan.

  •
  To approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement; and

  •
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016.

Who can attend and vote at the meeting?

        Shareholders of record at the close of business on October 14, 2016 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The Notice you received by mail and the proxy card provided with this proxy statement indicate the number of shares of common stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

        The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on October 14, 2016, the record date, will constitute a quorum for purposes of the meeting. On the record date, 87,301,341 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described below) will be counted as present.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the meeting, we urge you to either:

  •
  vote on the Internet pursuant to the instructions provided in the Notice you received by mail, or

  •
  request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either

  •
  complete, sign, date and return the proxy card you will receive in response to your request, or

  •
  vote by telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

        Requests for printed copies of the proxy materials should be made no later than November 25, 2016 to ensure that they will be received in time for you to cast your vote on a timely basis. Please note that the Notice is not a proxy card or a ballot, and any attempt to vote your shares by marking and returning the Notice will be ineffective.

        If you properly complete and deliver your proxy (whether electronically, by mail or by telephone) and it is received by 11:59 p.m. Eastern Time on December 8, 2016, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

  •
  FOR the proposal to fix the number of members of our Board of Directors at nine;

  •
  FOR the election of the nine nominees named below under "Election of Directors";

  •
  FOR approval of the 2016 Plan;

  •
  FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016.

        If any other matter properly comes before the meeting or at any adjournments or postponements thereof, your proxy will vote your shares in his discretion. At present we do not know of any other business that is intended to be brought before or acted upon at the meeting.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker. If your shares are held in "street name" and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as an ImmunoGen shareholder, authorizing you to act on behalf of the broker at the meeting and specifying the number of shares with respect to which the authorization is granted.

What discretion does my broker have to vote my shares held in "street name"?

        A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. There are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal broker non-votes will not be counted as votes cast or shares voting. Brokers do not have discretion to vote your shares for the election of directors or on the proposal to approve the 2016 Plan or on the advisory proposal on executive compensation without sufficient instructions from you, and your failure to instruct your broker how to vote on these items will result in a broker non-vote.

Can I change my vote after I have already voted?

        Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

  •
  Deliver to our corporate secretary a written notice revoking your earlier vote; or

  •
  Submit a properly completed and signed proxy card with a later date; or

  •
  Vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on December 8, 2016); or

  •
  Vote in person at the meeting.

        Your last dated proxy card or vote cast will be counted. Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

        If your shares are held in "street name," you should contact your broker for instructions on changing your vote.

How are votes counted?

  •
  Notice Item 1—Proposal fixing the number of members of our Board of Directors at nine:  Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter.

  •
  Notice Item 2—Election of directors:  The nine nominees who receive the highest number of "For" votes will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election. Broker non-votes, which are described above, will also have no effect on the outcome of the election.

  •
  Notice Item 3—Approval of the 2016 Plan:  Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of voting on this matter.

  •
  Notice Item 4—Advisory (non-binding) vote on executive compensation, or "say-on-pay":  Because this proposal calls for a non-binding advisory vote, there is no "required vote" that would constitute approval. However, our Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on this matter.

  •
  Notice Item 5—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm: Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter.

  •
  Other business:  All other business that may properly come before the meeting requires the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is ImmunoGen soliciting proxies?

        We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting, as well as the cost of making such materials available on the Internet. In addition to the use of the mails and the Internet, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material. In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and reimbursement of customary disbursements that are not expected to exceed $27,000 in the aggregate.

 VOTING SECURITIES

Who owns more than 5% of our stock?

        On October 14, 2016, there were 87,301,341 shares of our common stock outstanding. To our knowledge there were seven shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the date noted below, regarding the beneficial ownership of these entities.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
ClearBridge Investments, LLC(1)	14,319,106	16.4%
PRIMECAP Management Company(2)	12,867,483	14.7%
The Vanguard Group(3)	6,385,382	7.3%
Orbimed Advisors LLC(4)	6,095,647	7.0%
Orbimed Capital LLC
Samuel D. Isaly
FMR LLC(5)	6,077,447	7.0%
Abigail P. Johnson
Select Biotechnology Portfolio
BlackRock, Inc.(6)	5,737,145	6.6%
Baker Bros. Advisors LP(7)	4,452,445	5.1%
Baker Bros. Advisors (GP) LLC
Felix J. Baker
Julian C. Baker

(1)
Based on a Schedule 13G/A filed with the SEC on February 16, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A filing reported that the reporting entity had sole voting with respect to 13,952,176 shares and sole investment power with respect to all the shares reported. The reporting entity's address is 620 Eighth Avenue, New York, New York 10018.

(2)
Based on a Schedule 13G/A filed with the SEC on February 12, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A filing reported that the reporting entity had sole voting power with respect to 10,598,804 shares and sole investment power with respect to all of the shares reported. The reporting entity's address is 225 South Lake Street, #400, Pasadena, California 91101.

(3)
Based on a Schedule 13G/A filed with the SEC on February 11, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A filing reported that the reporting entity had sole voting power with respect to 190,488 shares, sole investment power with respect to 6,200,194 shares, and shared investment power with respect to 185,188 shares. The reporting entity's address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Based on a Schedule 13G filed with the SEC on February 12, 2015 reporting beneficial ownership as of December 31, 2015. The Schedule 13G filing reported that Orbimed Advisors LLC had shared voting and investment power with respect to 1,919,480 shares, Orbimed Capital LLC had shared voting and investment power with respect to 4,176,167 shares, and that Samuel D. Isaly, through his control of Orbimed Advisors LLC and Orbimed Capital LLC, had shared voting and investment power with respect to all the shares reported. The reporting entities' address is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(5)
Based on a Schedule 13G/A filed with the SEC on February 12, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A filing reported that FMR LLC had sole voting power with respect to 718 shares and sole investment power with respect to all of the shares reported, that Abigail P. Johnson, through her control of FMR LLC, had sole investment power with respect to all of the shares reported, and that Select Biotechnology Portfolio had sole voting power with respect to 4,827,278 shares. The reporting entities' address is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Based on a Schedule 13G/A filed with the SEC on January 26, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A filing reported that the reporting entity had sole voting with respect to 5,540,958 shares and investment power with respect to all of the shares reported. The reporting entity's address is 55 East 52nd Street, New York, New York 10022.

(7)
Based on a Schedule 13G filed with the SEC on February 16, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G filing reported that the reporting entities had sole voting and investment power with respect to all of the shares reported. The reporting entities' address is 667 Madison Avenue, 21st Floor, New York, New York 10065.

How many shares do ImmunoGen's directors and executive officers own?

        The following information is furnished as of October 14, 2016, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our other executive officers named in the summary compensation table elsewhere in this proxy statement; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned(1)	Percent of Class(1)
Mark J. Enyedy(2)	75,100	**
Mark Goldberg, MD(3)	68,467	**
Daniel M. Junius(4)	1,611,555	1.8%
Stephen C. McCluski(5)	90,679	**
Dean J. Mitchell(6)	53,165	**
Nicole Onetto, MD(7)	94,758	**
Kristine Peterson(8)	53,165	**
Howard H. Pien(9)	107,294	**
Joseph J. Villafranca, PhD(10)	127,384	**
Richard J. Wallace(11)	87,547	**
David B. Johnston(12)	185,001	**
John M. Lambert, PhD(13)	806,247	**
Charles Q. Morris, MB, ChB, MRCP (UK)(14)	305,178	**
Sandra E. Poole(15)	119,167	**
All directors, director nominees and executive officers as a group (17 persons)(16)	4,691,140	5.0%

*
Unless otherwise indicated, the address is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, Massachusetts 02451.

**
Less than 1.0%.

(1)
The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of October 14, 2016 are outstanding.

(2)
Includes (a) 100 shares owned by Mr. Enyedy individually; and (b) 75,000 restricted shares awarded to Mr. Enyedy under our stock-based plan (as to which Mr. Enyedy has sole voting power, but no investment power).

(3)
Includes (a) 3,800 shares owned jointly by Dr. Goldberg and his spouse, (b) 38,510 shares which may be acquired by Dr. Goldberg within 60 days of October 14, 2016 through the exercise of stock options; and (c) 26,157 shares that Dr. Goldberg would receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(4)
Includes (a) 196,700 shares owned by Mr. Junius individually; and (b) 1,414,855 shares which may be acquired by Mr. Junius within 60 days of October 14, 2016 through the exercise of stock options.

(5)
Includes (a) 44,721 shares which may be acquired by Mr. McCluski within 60 days of October 14, 2016 through the exercise of stock options; and (b) 45,958 shares that Mr. McCluski would receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(6)
Includes (a) 37,711 shares which may be acquired by Mr. Mitchell within 60 days of October 14, 2016 through the exercise of stock options; and (b) 15,454 shares that Mr. Mitchell would receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(7)
Includes (a) 41,510 shares which may be acquired by Dr. Onetto within 60 days of October 14, 2016 through the exercise of stock options; and (b) 53,248 shares that Dr. Onetto would receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(8)
Includes (a) 37,711 shares which may be acquired by Ms. Peterson within 60 days of October 14, 2016 through the exercise of stock options; and (b) 15,454 shares that Ms. Peterson would receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(9)
Includes (a) 44,721 shares which may be acquired by Mr. Pien within 60 days of October 14, 2016 through the exercise of stock options; and (b) 62,573 shares that Mr. Pien may receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(10)
Includes (a) 44,721 shares which may be acquired by Dr. Villafranca within 60 days of October 14, 2016 through the exercise of stock options; and (b) 82,663 shares that Dr. Villafranca may receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(11)
Includes (a) 44,721 shares which may be acquired by Mr. Wallace within 60 days of October 14, 2016 through the exercise of stock options; and (b) 42,826 shares that Mr. Wallace may receive upon redemption of deferred stock units within 60 days of October 14, 2016.

(12)
Includes (a) 165,001 shares which may be acquired by Mr. Johnston within 60 days of October 14, 2016 through the exercise of stock options; and (b) 20,000 performance based restricted shares (as to which Mr. Johnston has sole voting power, but no investment power).

(13)
Includes (a) 117,746 shares owned by Dr. Lambert individually; (b) 675,501shares which may be acquired by Dr. Lambert within 60 days of October 14, 2016 through the exercise of stock options; and (c) 13,000 shares owned by Dr. Lambert's spouse, as to which Dr. Lambert disclaims beneficial ownership.

(14)
Includes (a) 14,590 shares owned by Dr. Morris individually; and (b) 290,588 shares which may be acquired by Dr. Morris within 60 days of October 14, 2016 through the exercise of stock options.

(15)
Includes (a) 99,167 shares which may be acquired by Ms. Poole within 60 days of October 14, 2016 through the exercise of stock options; and (b) 20,000 performance based restricted shares (as to which Ms. Poole has sole voting power, but no investment power).

(16)
See footnotes (2)-(15). Also includes (a) 24,981 shares owned by our non-named executive officers in the aggregate; (b) 861,233 shares which many be acquired by our non-named executive officers in the aggregate within 60 days of October 14, 2016 through the exercise of stock options; and (c) 45,200 performance based restricted shares held by our non-named executive officers in the aggregate (as to which each of the holders has sole voting power, but no investment power).

 ELECTION OF DIRECTORS
(Notice Item 1 and Item 2)

Who sits on the Board of Directors?

        Our by-laws provide that, at each annual meeting of shareholders, our shareholders will fix the number of directors to be elected to our Board of Directors. At our 2015 annual meeting of shareholders, the shareholders voted to fix the number of directors at nine. Subsequent to that meeting, our Board of Directors voted to enlarge the number of directors constituting the full Board of Directors to ten, and voted to fill the vacancy so created, as permitted by our by-laws. Our Board of Directors currently consists of ten members. The shareholders may increase or decrease the number of directors constituting the full Board of Directors, provided that such number may not be less than three.

        We are proposing that shareholders fix the number of directors to be elected at the meeting at nine. On September 14, 2016, Dr. Nicole Onetto, a director since 2005 and a member of the Governance and Nominating Committee, informed the Governance and Nominating Committee that she would not be standing for re-election at the 2016 annual meeting. We are nominating the nine remaining current directors listed below for re-election at the meeting. Persons elected as directors at the meeting will serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until they die, resign or are removed.

Recommendation

        The Board recommends a vote "FOR" the proposal fixing the number of directors at nine, and "FOR" the election of the nominees listed below.

Information About the Director Nominees

        The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.

        The names of our director nominees and certain other information about them are set forth below.

Name	Age	Year First Elected a Director	Position
Mark J. Enyedy	52	2016	President and Chief Executive Officer; Director
Stephen C. McCluski(1)	64	2007	Chairman of the Board; Chairman of the Audit Committee
Mark Goldberg, MD(2)	62	2011	Director
Daniel M. Junius	64	2008	Director, retired President and Chief Executive Officer
Dean J. Mitchell(3)	60	2012	Director
Kristine Peterson(1)(3)	57	2012	Director
Howard H. Pien(3)	58	2009	Director; Chairman of the Compensation Committee
Joseph J. Villafranca, PhD(2)	72	2004	Director; Chairman of the Governance and Nominating Committee
Richard J. Wallace(1)	65	2007	Director

(1)
Member of the Audit Committee.

(2)
Member of the Governance and Nominating Committee.

(3)
Member of the Compensation Committee.

        Mark J. Enyedy has served as our President and Chief Executive Officer since May 2016. Prior to joining ImmunoGen, he served in various executive capacities at Shire plc, a pharmaceutical company, from 2013 to May 2016, including as Executive Vice President and Head of Corporate Development from 2014 to May 2016, where he led Shire's strategy, M&A and corporate planning functions and provided commercial oversight of Shire's pre-Phase 3 portfolio. Prior to joining Shire he served as Chief Executive Officer of Proteostasis Therapeutics, Inc., a biopharmaceutical company, from 2011 to 2013. Prior to joining Proteostasis he served for 15 years at Genzyme Corporation, a biotechnology company, most recently as President of the Transplant, Oncology, and Multiple Sclerosis divisions. Mr. Enyedy holds a JD from Harvard Law School and practiced law prior to joining Genzyme. Mr. Enyedy is also a director of Fate Therapeutics, Inc. We believe that Mr. Enyedy should serve on our Board in recognition of his leadership role as our President and Chief Executive Officer. As a result of his position, Mr. Enyedy has a thorough understanding of all aspects of our business and operations.

        Stephen C. McCluski has served as the Chairman of our Board of Directors since 2009. Mr. McCluski served as Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated, a manufacturer of health care products for the eye, from 1995 to his retirement in 2007. Mr. McCluski is also a director of Monro Muffler Brake, Inc. and the James P. Wilmot Cancer Center of the University of Rochester and, within the past five years, he also served as a director of Standard

Microsystems Corporation. We believe Mr. McCluski's qualifications to serve on our Board include his global management experience and knowledge of financial and accounting matters and mergers and acquisitions. As a result of these experiences, Mr. McCluski has a wide-ranging understanding of business organizations generally and healthcare businesses in particular. Mr. McCluski also has significant corporate governance experience through his service on other company boards.

        Mark Goldberg, MD, served in various capacities of increasing responsibility at Synageva BioPharma Corp., a biopharmaceutical company, from 2011 to 2014, including as Executive Vice President, Medical and Regulatory Strategy from January to October 2014. From October 2014 through the acquisition of Synageva by Alexion Pharmaceuticals, Inc. in 2015, Dr. Goldberg, while no longer an officer, remained employed by Synageva contributing to medical and regulatory strategy. Prior to joining Synageva he served in various management capacities of increasing responsibility at Genzyme Corporation, a biopharmaceutical company, from 1996 to 2011, most recently as Senior Vice President, Clinical Research and Global Therapeutic Head, Oncology, Genetic Health, and as Chairman of Genzyme's Early Product Review Board. Prior to joining Genzyme he was a full-time staff physician at Brigham and Women's Hospital and the Dana-Farber Cancer Institute, where he still holds appointments. Dr. Goldberg is an Associate Professor of Medicine at Harvard Medical School and currently serves as acting chief medical officer of CANbridge Life Sciences Ltd., a privately held biopharmaceutical company. Dr. Goldberg holds a Doctor of Medicine degree from Harvard Medical School. Dr. Goldberg is also a director of aTyr Pharma, Inc., Blueprint Medicines Corporation, GlycoMimetics, Inc. and Idera Pharmaceuticals, Inc. and, within the past five years, he also served as a director of Synageva BioPharma Corp. We believe that Dr. Goldberg's qualifications to serve on our Board include his comprehensive experiences in clinical research and medical affairs, as well as early stage research, at his former employers, which give him a wide-ranging understanding of the drug development process for biopharmaceutical products from the research stage through clinical development.

        Daniel M. Junius served as our President and Chief Executive Officer from 2009 to this retirement in May 2016. Prior to that he served as our President and Chief Operating Officer in 2008, our Executive Vice President and Chief Financial Officer from 2006 to 2008, and our Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius holds a Masters of Management from Northwestern University's Kellogg School of Management. Mr. Junius is also a director of GlycoMimetics, Inc. and IDEXX Laboratories, Inc. and, within the past five years, he also served as a director of Vitae Pharmaceuticals, Inc. We believe that Mr. Junius should serve on our Board in recognition of his consultative role as our recently retired President and Chief Executive Officer. As a result of past experience as our President and Chief Executive Officer, Mr. Junius has a thorough understanding of all aspects of our business and operations.

        Dean J. Mitchell has served as Executive Chairman of the Board of Covis Pharma Holdings, a specialty pharmaceutical company, since 2013. Prior to that he served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from 2010 to August 2013. Prior to that he served as President and Chief Executive Officer of Alpharma, Inc., a publicly traded human and animal pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008. Prior to that he served as President and Chief Executive Officer of Guilford Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company from 2004 until its acquisition by MGI PHARMA, INC. in 2005. Prior to that he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company, a pharmaceutical company, from 2001 to 2004. Prior to that he spent 14 years at GlaxoSmithKline plc, a pharmaceutical company, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell is also a director of Intrexon, Inc. and Theravance BioPharma, Inc. and, within the past five years, he also served as a director of Ista Pharmaceuticals, Inc., Lux Biosciences, Inc. and Talecris Biotherapeutics Holdings Corp. We believe that Mr. Mitchell's qualifications to serve on our Board include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later-stage drug development and commercialization, and his experience as a CEO and board member of multiple biotechnology companies.

        Kristine Peterson has most recently served as Chief Executive Officer of Valeritas, Inc., a medical technology company focusing on innovative drug delivery systems, from 2009 to 2016. Prior to that she served as Company Group Chair of Johnson & Johnson's biotech groups from 2006 to 2009, and as Executive Vice President for J&J's global strategic marketing organization from 2004 to 2006. Prior to that she served as Senior Vice President, Commercial Operations for Biovail Corporation, a pharmaceutical company, and President of Biovail Pharmaceuticals from 2003 to 2004. Prior to that she spent 20 years at Bristol-Myers Squibb Company, a pharmaceutical company, in assignments of increasing responsibility spanning marketing, sales and general management, including running a cardiovascular/metabolic business unit and a generics division. Ms. Peterson is also a director of Amarin Corporation plc and Paratek Pharmaceuticals, Inc. and, within the past five years, she also served as a director of Valeritas, Inc. We believe that Ms. Peterson's qualifications to serve on our Board include her extensive executive management and sales and marketing experience in both mature pharmaceutical and smaller biotechnology companies, in particular as it relates to later-stage development and commercialization, and her other public company board experience.

        Howard H. Pien has served most recently as Chairman of the Board and Chief Executive Officer of Medarex, Inc., a biopharmaceutical company, from 2007 to its acquisition by Bristol-Myers Squibb Company in September 2009. Prior to that he was a private consultant from 2006 to 2007. Prior to that he served as President and Chief Executive Officer of Chiron Corporation, a biopharmaceutical company, from 2003 to its acquisition by Novartis AG in 2006. Prior to that he served in various executive capacities at GlaxoSmithKline plc (GSK), a pharmaceutical company, and its predecessor companies, including as President of GSK's International Pharmaceuticals business from 2000 to 2003, and as President of Pharmaceutical Operations of SmithKline Beecham plc (a predecessor of GSK). Mr. Pien also worked for six years at Abbott Laboratories, a diversified health care products company, and for five years at Merck & Co., Inc., a pharmaceutical company, in positions in sales, market research, licensing and product management. Mr. Pien is also currently an a director of Indivior PLC (as non-executive chairman), Juno Therapeutics, Inc. (as non-executive chairman) and Sage Therapeutics, Inc., and, within the past five years, he also served as a director of Talon Therapeutics, Inc., Vanda Pharmaceuticals, Inc. and ViroPharma Incorporated. We believe Mr. Pien's qualifications to serve on our Board include his chief executive officer experience at several biotechnology companies, as well as his earlier experience in roles of increasing responsibility for the commercial operations of a large multinational pharmaceutical company's worldwide pharmaceuticals business. As a result of these experiences, Mr. Pien has a wide-ranging understanding of all aspects of biotechnology businesses. Mr. Pien also has significant corporate governance experience through his service on other company boards.

        Joseph J. Villafranca, PhD, has served as President of BioPharmaceutical Consultants LLC since 2012. Prior to that he served as Senior Vice President, SOU Head, Life Sciences, of Tunnell Consulting, a consulting firm focusing on the life sciences industry, from 2009 to his retirement from Tunnell Consulting in April 2012. Prior to that he served as Senior Vice President—Operations and Principal & Practice Director, Life Sciences, of Tunnell Consulting from 2006 to 2009. Prior to that he served as President of Biopharmaceutical Consultants LLC from 2005 to 2006. Prior to that he served as Executive Vice President, Pharmaceutical Development and Operations at Neose Technologies, Inc., a biotechnology company, from 2002 to 2005. Prior to that he served in various executive positions at Bristol-Myers Squibb Company, a pharmaceutical company, over a period of 11 years. Dr. Villafranca holds a PhD in Biochemistry/Chemistry from Purdue University and completed his postdoctoral work at the Institute for Cancer Research in Philadelphia, Pennsylvania. We believe Dr. Villafranca's qualifications to serve on our Board include his current and former experience as an industry consultant as well as his executive positions at both biotechnology and large pharmaceutical companies. As a result of these experiences, Dr. Villafranca has a wide-ranging understanding of biopharmaceutical businesses, with particular expertise in the area of chemistry, manufacturing and control (CMC).

        Richard J. Wallace served as a Senior Vice President for Research and Development at GlaxoSmithKline plc (GSK), a pharmaceutical company, from 2004 to his retirement in 2008. Prior to that he served in various executive capacities for GSK and its predecessor companies and their subsidiaries from 1992 to 2004. Mr. Wallace's experience prior to joining GSK included eight years with Bristol-Myers Squibb Company, a pharmaceutical company, and seven years at Johnson & Johnson, a healthcare products and pharmaceutical company, in assignments spanning marketing, sales, manufacturing and general management. Mr. Wallace is also a director of GNC Corporation. We believe Mr. Wallace's qualifications to serve on our Board include former experience in various capacities of increasing responsibility at several large pharmaceutical companies. As a result of these experiences, Mr. Wallace has a wide-ranging understanding of drug development both in the U.S. and internationally. Mr. Wallace also has significant corporate governance experience through his service on other company boards.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable listing standards of the NASDAQ Stock Market as in effect from time to time. Directors who are also ImmunoGen employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with ImmunoGen. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers the circumstances of any direct compensation received by a director or a member of a director's immediate family from ImmunoGen; any professional relationship between a director or a member of a director's immediate family and ImmunoGen's independent registered public accounting firm; any participation by an ImmunoGen executive officer in the compensation decisions of other companies employing a director or a member of a director's immediate family as an executive officer; and commercial relationships between ImmunoGen and other entities with which a director is affiliated (as an executive officer, partner or controlling shareholder). In addition, the Board has determined that directors who serve on the Audit Committee and the Compensation Committee must qualify as independent under applicable SEC rules and NASDAQ listing standards, which limit the types of compensation a member of the Audit Committee or Compensation Committee may receive directly or indirectly from ImmunoGen and require that Audit Committee members not be "affiliated persons" of ImmunoGen or its subsidiaries.

        Consistent with these considerations, the Board has determined that all of the current members of the Board are independent directors, except Mr. Enyedy, who is also an ImmunoGen executive officer, and Mr. Junius, who was an ImmunoGen executive officer until his retirement on May 13, 2016.

How are nominees for the Board selected?

        Our Governance and Nominating Committee is responsible for identifying and recommending nominees for election to the Board. The committee will consider nominees recommended by shareholders if the shareholder submits the nomination in compliance with applicable requirements. The committee did not receive any shareholder nominations for election of directors at this year's meeting. All of the nominees for director standing for election at the meeting (other than Mr. Enyedy) were most recently re-elected as directors at our 2015 annual meeting of shareholders. The Board elected Mr. Enyedy as a director, effective May 16, 2016, in connection with his appointment as our President and Chief Executive Officer. Mr. Enyedy's appointment as our President and Chief Executive Officer was the result of succession planning process managed by our Board and using the services of a third party executive search firm. We paid the search firm a fee in connection with this engagement that our Board determined to be reasonable and customary. None of the fee was allocable to the election of Mr. Enyedy as a director.

Director Qualifications

        When considering a potential candidate for membership on the Board, the Governance and Nominating Committee examines a candidate's specific experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and effort to Board responsibilities. In addition to these qualifications, when considering potential candidates for the Board, the committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The committee may also consider any other standards that it deems appropriate, including whether a potential candidate's skill and experience would enhance the ability of a particular Board committee to fulfill its duties.

        We do not have a formal diversity policy for selecting members of our Board. However, we do believe it is important that our Board members collectively bring the experiences and skills appropriate to effectively carry out their responsibilities with respect to our business both as conducted today and as we plan to achieve our longer-term strategic objectives. We therefore seek as members of our Board individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in the areas of financial and accounting controls; biotechnology research and drug development; business strategy; clinical development and regulatory affairs; compensation practices; and corporate governance.

        Potential candidates may come to the attention of the Governance and Nominating Committee from current directors, executive officers, shareholders or other persons. The committee also, from time to time, engages firms that specialize in identifying director candidates. Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, and the person expresses a willingness to be considered and to serve on the Board, the committee requests information from the candidate, reviews the person's accomplishments and qualifications, compares those accomplishments and qualifications to those of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, members of the committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's credentials and accomplishments. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Nominations

        Shareholders who wish to submit director candidates for consideration should send such recommendations to our corporate secretary at ImmunoGen's executive offices not fewer than 120 days prior to the first anniversary of the date on which ImmunoGen's proxy statement for the prior year's annual meeting of shareholders was released. Such recommendations must include the following information: (1) the name and address of the shareholder submitting the recommendation, as they appear on our books, and of the beneficial owner on whose behalf the recommendation is being submitted; (2) the class and number of our shares that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) if the recommending shareholder is not a shareholder of record, a statement from the record holder (usually a broker or bank) verifying the holdings of the shareholder (or alternatively, a current Schedule 13D or 13G, or a Form 3, 4 or 5 filed with the SEC), and a statement from the recommending shareholder of the length of time that the shares have been held (if the recommendation is submitted by a group of shareholders, the foregoing information must be submitted for each shareholder in the group); (4) a statement from the shareholder as to whether he or she has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders; (5) as to each proposed director candidate, all information relating to such person or persons that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; (6) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership described above; (7) a description of all arrangements or understandings between the proposed director candidate and the shareholder submitting the recommendation; (8) a description of all relationships between the proposed director candidate and any of our competitors, customers, suppliers or other persons with special interests regarding ImmunoGen; and (9) the consent of each proposed director candidate to be named in the proxy statement and to serve as a director if elected. Shareholders must also submit any other information regarding the proposed director candidate that SEC rules require to be included in a proxy statement relating to the election of directors.

Can I communicate with ImmunoGen's directors?

        Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel. The mailing envelope should contain a clear notation that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The general counsel will make copies of all such letters and circulate them to the appropriate director or directors.

What is the Board's leadership structure?

        We do not have a policy on whether the same person should serve as both the principal executive officer and Chairman of the Board or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for ImmunoGen at a given time.

        Our Board believes that its current leadership structure, with Mr. Enyedy serving as CEO and Mr. McCluski serving as Chairman of the Board, is appropriate for ImmunoGen at this time. We believe that this separation is appropriate since the CEO has overall responsibility for all aspects of our operations and implementation of our strategy, while the Chairman of the Board has a greater focus on corporate governance, including leadership of the Board, and he facilitates communication between the CEO and the other members of the Board.

What is the Board's role in risk oversight?

        Our Board's role is to oversee the executive management team to assure that the long-term interests of shareholders are being properly served, including understanding and assessing the principal risks associated with our businesses and operations and reviewing options for the mitigation or management of such risks. The Board as a whole is responsible for such risk oversight, but administers certain of its risk oversight functions through the Audit Committee and the Compensation Committee.

        The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our systems of internal accounting control. In addition, the Audit Committee discusses guidelines and policies governing the process by which executive management and the relevant company departments assess and manage ImmunoGen's exposure to risk, and discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures.

        The Compensation Committee evaluates our compensation policies and practices from the perspectives of whether they support organizational objectives and shareholder interests, and whether or not they create incentives for inappropriate risk-taking.

What committees has the Board established?

        The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. As described above under the heading "Independence," all of the members of the Audit, Compensation, and Governance and Nominating Committees are deemed to be independent directors. Each of these committees acts under a written charter, copies of which can be found on ImmunoGen's website at www.immunogen.com on the Investor Information page under "Corporate Governance."

Audit Committee

        The Audit Committee assists the Board in its oversight of:

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  Our accounting and financial reporting principles, policies, practices and procedures;

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  The adequacy of our systems of internal accounting control;

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  The quality, integrity and transparency of our financial statements;

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  Our compliance with all legal and regulatory requirements; and

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  The effectiveness and scope of our Code of Corporate Conduct and Senior Officer and Financial Personnel Code of Ethics.

        The Audit Committee also reviews the qualifications, independence and performance of our independent registered public accounting firm and pre-approves all audit and non-audit services provided by such firm and its fees. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related person transactions in accordance with our written related person transaction policy.

        Our Board has also determined that Mr. McCluski and Ms. Peterson each qualifies as an "audit committee financial expert" under SEC rules.

Compensation Committee

        The Compensation Committee is responsible for:

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  Setting the compensation of our executive officers;

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  Overseeing the administration of our incentive compensation plans, including the annual bonus objectives and our equity-based compensation and incentive plans, discharging its responsibilities as provided for under such plans, and approving awards of incentive compensation under such plans;

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  Overseeing the administration of our share ownership guidelines for executive officers;

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  Approving, or where shareholder approval is required, making recommendations to the Board regarding any new incentive compensation plan or any material change to an existing incentive compensation plan; and

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  Making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any of our current or former executive officers and the extension of any change in control or similar agreements to any of our officers.

        All of the non-management directors on our Board annually review the corporate goals and approve the CEO's individual objectives (if any), and evaluate the CEO's performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO's compensation, including salary, target bonus, bonus payouts, equity-based or other long-term compensation, and any other special or supplemental benefits. Our CEO annually evaluates the contribution and performance of our other executive officers, and the Compensation Committee sets their compensation based on the recommendation of our CEO.

        The Compensation Committee has delegated to our CEO the authority to grant stock options and restricted stock awards under our 2006 Employee, Director and Consultant Equity Incentive Plan (which is referred to elsewhere in this proxy statement as our 2006 Plan) to individuals who are not subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code, or the Code, as follows:

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  New hires.  The CEO is authorized to grant stock options to newly-hired individuals within certain guidelines established by the Compensation Committee.

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  Existing employees.  In any fiscal year, the aggregate number of shares subject to options awarded by the CEO to employees (other than new hires) may not exceed 50,000, and the number of restricted shares awarded by the CEO to employees (other than new hires) may not exceed 25,000. With respect to these CEO-granted awards, no individual may receive in any fiscal year a combination of stock options and restricted shares such that the sum of total restricted shares awarded and .5 times the total shares subject to stock options awarded exceeds 2,500.

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  Retention.  On September 23, 2016, the Compensation Committee delegated to the CEO the authority to grant stock option awards covering up to an aggregate of 900,000 shares to key employees (other than executive officers) as part of a retention program adopted by the Company in connection with the reengineering of the Company's operations announced on September 29, 2016. All awards under this program were granted on September 30, 2016.

        The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as it deems appropriate, at ImmunoGen's expense. Over the past several years the Compensation Committee has engaged Towers Watson & Co. (now known as Willis Towers Watson) as an independent compensation consultant to provide research and comparative market data on executive and employee compensation. In connection with its engagement of Towers Watson, the Compensation Committee considered factors relevant to Towers Watson's independence from company management, as described in applicable SEC regulations and NASDAQ listing standards, in determining whether Towers Watson's engagement raises any conflict of interest. Based on information provided by Towers Watson, the Compensation Committee determined that Towers Watson was independent of company management. This consultant met with the Compensation Committee, with and without members of management in attendance, at the committee's request.

Governance and Nominating Committee

        The Governance and Nominating Committee is responsible for:

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  Identifying and recommending to the Board individuals qualified to serve as directors;

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  Recommending to the Board directors to serve on committees of the Board;

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  Advising the Board with respect to matters of Board composition and procedures;

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  Reviewing our corporate governance guidelines and making recommendations of any changes to the Board;

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  Overseeing the process by which the Board and its committees assess their effectiveness;

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  Reviewing the compensation for non-employee directors and making recommendations of any changes to the Board; and

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  Overseeing the administration of our share ownership guidelines for outside directors.

        The Governance and Nominating Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as its deems appropriate, at ImmunoGen's expense.

How often did the Board and committees meet in fiscal year 2016?

        Our Board of Directors met or acted by unanimous written consent 13 times during the last fiscal year. The Audit, Compensation, and Governance and Nominating Committees met or acted by unanimous written consent seven, ten and four times, respectively, during the last fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

        The independent directors met five times during the last fiscal year in executive session without management present.

Does ImmunoGen have a policy regarding director attendance at annual meetings of the shareholders?

        It is the Board's policy that, absent any unusual circumstances, all director nominees standing for election will attend our annual meeting of shareholders. All of our directors attended our 2015 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During fiscal year 2016, Messrs. Mitchell and Pien and Ms. Peterson served on the Compensation Committee. No member of the committee is a present or former officer or employee of ImmunoGen or any of its subsidiaries or had any business relationship or affiliation with ImmunoGen or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.

Does ImmunoGen have a Code of Corporate Conduct?

        Yes. We have adopted a Code of Corporate Conduct applicable to our officers, directors and employees. We have also adopted a Senior Officer and Financial Personnel Code of Ethics, which sets forth special obligations for senior officers and employees with financial reporting and related responsibilities. These codes are posted on our website at www.immunogen.com on the Investor Information page under "Corporate Governance." We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Senior Officer and Financial Personnel Code of Ethics by disclosing such matters on our website. Shareholders may request copies of our Code of Corporate Conduct and our Senior Officer and Financial Personnel Code of Ethics free of charge by writing to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel.

Does ImmunoGen have a written policy governing related person transactions?

        Yes. We have adopted a written policy that provides for the review and approval by the Audit Committee of transactions involving ImmunoGen in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly-scheduled meeting of the committee or to convene a special meeting of the committee, the chairman of the committee has been delegated authority to review and approve related person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the chairman of the committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of ImmunoGen and its shareholders.

Does ImmunoGen have a written policy prohibiting certain transactions in its shares, such as hedging transactions?

        Yes. As part of our insider trading policy, we prohibit our directors and employees from engaging in the following transactions:

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  Trading in ImmunoGen shares on a short-term basis. Any shares purchased in the open market must be held for a minimum of six months. This rule does not apply to sales made within six months before or after the exercise of options that were granted by ImmunoGen.

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  Short sales of ImmunoGen shares.

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  Use of ImmunoGen shares to secure a margin or other loan.

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  Transactions in straddles, collars, or other similar risk reduction devices.

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  Transactions in publicly-traded options relating to ImmunoGen shares (i.e., options that are not granted by ImmunoGen).

        With respect to the last three items described above, the policy does authorize our general counsel to approve such transactions in limited cases. However, no director or employee has requested approval to engage in any such transaction, nor has our general counsel determined any case in which such approval would be granted.

DIRECTOR COMPENSATION

How are the directors compensated?

        Directors who are also ImmunoGen employees receive no additional compensation for serving on the Board of Directors. Our Compensation Policy for Non-Employee Directors consists of three elements: cash compensation; deferred stock units; and stock options.

Cash Compensation

        Each non-employee director receives an annual meeting fee of $40,000. In addition, the Chairman of the Board (or if the Chairman is not a non-employee director, the lead independent director) receives an additional annual fee of $30,000, the chairman of the Audit Committee receives an additional annual fee of $20,000, and the chairmen of each of the Compensation Committee and the Governance and Nominating Committee receive an additional annual fee of $14,000. Other members of the Audit Committee receive an additional annual fee of $10,000, and other members of each of the Compensation Committee and the Governance and Nominating Committee receive an additional annual fee of $7,000. All of these annual fees are paid in quarterly installments in, at each director's election, either cash or deferred stock units. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

Deferred Stock Units

        Non-employee directors receive deferred stock units as follows:

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  New non-employee directors are initially awarded 6,500 deferred stock units, with each unit relating to one share of our common stock. These awards vest quarterly over three years from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

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  On the first anniversary of a non-employee director's initial election to the Board, such non-employee director is awarded 3,000 deferred stock units, pro-rated based on the number of whole months remaining between the first day of the month in which such grant date occurs and the first October 31 following the grant date. These awards generally vest quarterly over approximately the period from the grant date to the first November 1 following the grant date, contingent upon the individual remaining a director of ImmunoGen as of each vesting date. The foregoing vesting schedule will be adjusted to reflect our moving the date of our annual meeting of shareholders to the month of June in connection with the change in our fiscal year-end to December 31, effective January 1, 2017.

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  Thereafter, non-employee directors are annually awarded 3,000 deferred stock units. These awards vest quarterly over approximately one year from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

        Vested deferred stock units are redeemed on the date a director ceases to be a member of the Board, at which time such director's deferred stock units will generally be settled in shares of our common stock issued under our 2006 Plan at a rate of one share for each vested deferred stock unit then held. Any deferred stock units that remain unvested at that time will be forfeited. All unvested deferred stock units will automatically vest immediately prior to the occurrence of a change of control, as defined in the 2006 Plan. If the 2016 Plan is approved by shareholders at the meeting, deferred stock unit awards granted after December 9, 2016 will generally be settled in shares of our common stock issued under the 2016 Plan and will be subject to the change of control provisions of the 2016 Plan, which are substantially identical to the analogous provisions in our 2006 Plan. Dr. Villafranca holds 6,380 vested deferred stock units granted under our now-discontinued 2001 Non-Employee Director Stock Plan. These deferred stock units will be redeemed on the date Dr. Villafranca ceases to be a member of the Board, at which time they will be settled in cash in an amount equal to the then fair market value of our common stock, multiplied by the number of such deferred stock units. We believe that the requirement that non-employee directors hold their deferred stock units for the duration of their tenure on our Board mitigates excessive risk-taking and directly aligns a substantial portion of director compensation with the creation of long-term shareholder value.

Stock Options

        Non-employee directors also receive stock option awards as follows:

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  Annual Stock Option Awards.  Non-employee directors receive an annual stock option award covering 10,000 shares of our common stock on the date of our annual meeting of shareholders, which is the grant date. These awards will have an exercise price equal to the fair market value of our common stock on the grant date, will vest quarterly over approximately one year from the grant date, and will expire on the tenth anniversary of the grant date, contingent upon the individual remaining a director of ImmunoGen during such period.

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  Off-Cycle Initial Awards.  If a non-employee director is first elected to the Board other than at an annual meeting of shareholders, such non-employee director will receive a stock option award covering 10,000 shares of our common stock, pro-rated based on the number of whole months remaining between the first day of the month in which such grant date (which will be the date of their initial election to the Board) occurs and the first October 31 following the grant date. These awards will have an exercise price equal to the fair market value of our common stock on the date of grant, will generally vest quarterly over approximately the period from the grant date to the first November 1 following the date of grant, and will expire on the tenth anniversary of the grant date, contingent upon the individual remaining a director of ImmunoGen during such period. The above-described vesting schedules will be adjusted to reflect our moving the date of our annual meeting of shareholders to the month of June in connection with the change in our fiscal year-end to December 31, effective January 1, 2017.

        All unvested stock option awards granted to non-employee directors will automatically vest immediately as of the date of a change of control, as defined in the 2006 Plan. If the 2016 Plan is approved by shareholders at the meeting, stock options issued to non-employee directors after

December 9, 2016 will be subject to the change of control provisions of the 2016 Plan, which are substantially identical to the analogous provisions in our 2006 Plan.

        The Governance and Nominating Committee will periodically review the size of the foregoing deferred stock unit and stock option awards to ensure that, in light of changes in the market price of our common stock, these awards are generally aligned with equity awards granted to the outside directors of comparable companies.

How were the directors compensated for fiscal year 2016?

        The compensation paid to members of our Board of Directors (other than Messrs. Enyedy and Junius) with respect to fiscal year 2016 was as follows:

Director Compensation for Fiscal Year 2016

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total
Mark Goldberg	$47,000	$39,210	$79,839	$166,049
Stephen C. McCluski	90,000	39,210	79,839	209,049
Dean J. Mitchell	47,000	39,210	79,839	166,049
Nicole Onetto	47,000	39,210	79,839	166,049
Kristine Peterson	57,000	39,210	79,839	176,049
Howard H. Pien	54,000	39,210	79,839	176,049
Joseph J. Villafranca	54,000	39,210	79,839	173,049
Richard J. Wallace	50,000	39,210	79,839	169,049

(1)
This column represents the annual fees described above, and includes any amounts which a director has elected to be paid in deferred stock units. For fiscal year 2016, all of the outside directors elected to be paid their annual fees in cash, except that Dr. Goldberg, Mr. Pien and Dr. Villafranca elected to be paid $23,500, $54,000 and $24,300, respectively, of their annual fees in deferred stock units.

(2)
The amounts shown in this column represent the aggregate grant date fair value of the deferred stock units credited to non-employee directors in fiscal year 2016, which have been calculated in each case by multiplying the number of units by the closing price of our common stock on the NASDAQ Global Select Market on the date(s) as of which such units were credited to the non-employee director. This column does not include the deferred stock units described in the preceding footnote.

(3)
The amounts shown in this column represent the aggregate grant date fair value of the stock option awards granted to non-employee directors in fiscal year 2016, which has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 6.33 years; expected risk-free interest rate of 1.88%, which is equal to the U.S. Treasury yield in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 65.01%; and expected dividend yield of 0%.

(4)
The following table provides details regarding the aggregate number of each non-employee director's vested and unvested deferred stock units and shares subject to outstanding options as of June 30, 2016:

Name	Deferred Stock Units Outstanding at Fiscal Year-End (#)	Shares Subject to Outstanding Options at Fiscal Year-End (#)
Mark Goldberg	21,773	38,510
Stephen C. McCluski	45,958	44,721
Dean J. Mitchell	15,454	37,711
Nicole Onetto	53,248	41,510
Kristine Peterson	15,454	37,711
Howard H. Pien	57,536	44,721
Joseph J. Villafranca	81,152	44,721
Richard J. Wallace	42,826	44,721

Are the outside directors subject to share ownership guidelines?

        Yes. Our Board of Directors has adopted, effective as of July 1, 2014, share ownership guidelines affecting our outside directors. The guidelines provide that outside directors are expected to own shares of our common stock having an aggregate value equal to at least three times the annual meeting fee (whether such fee is paid in cash or, at the director's option, in deferred stock units), excluding Lead Director/Chairman of the Board and committee-related fees. The current outside directors have five years from the date of the 2014 annual meeting of shareholders to achieve the ownership requirement, and new outside directors will have a similar five-year period following their election. The outside directors may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children, vested deferred stock units and vested stock options. In the case of deferred stock units or stock options, the aggregate exercise price or other cash consideration, if any, required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards.

APPROVAL OF THE 2016 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY
INCENTIVE PLAN
(Notice Item 3)

        On September 14, 2016, our Board of Directors unanimously approved, subject to shareholder approval at the meeting, the adoption of the 2016 Plan. The 2016 Plan will initially allow us to issue up to 5,500,000 shares of our common stock pursuant to awards granted under the 2016 Plan. If the 2016 Plan is approved by shareholders, our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, will terminate. All outstanding awards under the 2006 Plan will remain in effect, but no additional awards may be made under the 2006 Plan after December 9, 2016.

Recommendation

        The Board recommends a vote "FOR" the proposal to approve the 2016 Plan.

Summary of and Reasons for the Approval of the 2016 Plan

        The 2016 Plan is being submitted to shareholders for approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) eligibility to receive a federal income tax deduction for certain compensation paid under the 2016 Plan by complying with Section 162(m) of the Code. Approval of by our shareholders of the 2016 Plan is also required by the listing rules of the NASDAQ Stock Market.

        We believe that the effective use of stock-based long-term compensation is vital to our ability to achieve strong performance in the future. Awards under the 2016 Plan are intended to attract, retain and motivate key individuals, further align employee and shareholder interests, and to closely link compensation with our corporate performance. We believe that the 2016 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.

        The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2006 Plan (942,119 shares as of October 14, 2016) is not sufficient for future granting needs. Accordingly, the 2016 Plan has initially fixed the number of shares of common stock authorized for issuance thereunder at 5,500,000. Based solely on the closing price of our common stock as reported on the NASDAQ Global Select Market on October 14, 2016 ($2.27), the market value of the 5,500,000 shares that would be available for issuance under the 2016 Plan would be $12,485,000.

        As of October 14, 2016, 14,595,119 shares were subject to outstanding stock option and other stock-based awards granted under the to-be discontinued 2006 Plan and our discontinued Restated Stock Ownership Plan. The foregoing number also includes shares of our common stock issuable upon redemption of outstanding deferred share units credited to our non-employee directors under our Compensation Policy for Non-Employee Directors. Accordingly, as of October 14, 2016, the equity overhang, represented by the sum of all outstanding stock option and other stock-based awards, plus the number of shares available for issuance pursuant to future awards under the 2006 Plan, was 15.1%. If the 2016 Plan is approved by shareholders, the equity overhang would be 18.7%. Equity overhang was calculated in each instance above as (a) the sum of (i) all shares issuable under exercise, vesting or redemption of outstanding awards, plus (ii) all shares available for issuance pursuant to future awards under the 2006 Plan or 2016 Plan, as applicable, as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of October 14, 2016, plus (ii) the number of shares described in clause (a) above.

        The Compensation Committee of our Board of Directors has considered our historical annual burn rate in granting awards under the 2006 Plan, and believes that our burn rate, determined on this basis, is reasonable for a development stage company that is prudently planning for success. We also believe that it is appropriate to exclude the impact of new hire awards, which are determined primarily by competitive market conditions, in evaluating our burn rate. The following table shows our 3-year burn rate history (excluding new hire awards):

	FY16	FY15	FY14
Adjusted Gross Burn Rate as a % of Outstanding Shares(1)	2.68%	2.48%	2.25%
Adjusted Net Burn Rate as a % of Outstanding Shares(2)	1.92%	1.49%	2.29%

(1)
Adjusted gross burn rate is calculated as the result of (a) shares subject to awards granted during the applicable fiscal year (excluding new hire awards), divided by (b) the weighted average common shares outstanding during the applicable fiscal year.

(2)
Adjusted net burn rate is calculated as the result of (a) shares subject to awards granted during the applicable fiscal year (excluding new hire awards), minus shares subject to awards that were forfeited, canceled or terminated (other than upon exercise) during the applicable fiscal year, divided by (b) the weighted average common shares outstanding during the applicable fiscal year.

        The Board believes that if the 2016 Plan is approved by shareholders, the 5,500,000 shares available for issuance under the 2016 Plan will result in an adequate number of shares of common stock being available for future awards under the 2016 Plan for two additional years following the current year.

Summary of Material Features of the 2016 Plan

        The following description of the material features of the 2016 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2016 Plan that is attached to this proxy statement as Exhibit A.

        Eligibility.    The 2016 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants (approximately 320 people as of October 14, 2016) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.

        Shares Available for Issuance.    The 2016 Plan provides for the issuance of up to (i) 5,500,000 plus (ii) the number of shares underlying any stock option and other stock-based awards previously granted under the 2006 Plan that are forfeited, canceled, or terminated (other than by exercise) on or after December 9, 2016; provided that no more than 14,250,000 shares, which is approximately the number of shares subject to currently outstanding stock option and other stock-based awards, may be added to the 2016 Plan pursuant to such forfeitures, cancellations and terminations. Shares of common stock reserved for awards under the 2016 Plan that are forfeited, canceled or terminated (other than by exercise) generally are added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. Any awards under the 2016 Plan having an intrinsic value that is not solely dependent on appreciation in the price of our common stock after the date of grant, also known as "full-value awards," will be treated, for purposes of determining the number of shares of our common stock available for issuance under the 2016 Plan, as one and one-quarter (1.25) shares for each share subject to such full-value awards. No participant may receive awards under the 2016 Plan for more than 500,000 shares of common stock in any fiscal year.

        Performance Goals.    In order for us to have the ability to grant awards under the 2016 Plan that qualify as "performance-based compensation" under Section 162(m) of the Code, the 2016 Plan provides that the compensation committee may require that the vesting of certain awards (other than stock options) be conditioned on the satisfaction of performance goals related to our objectives or objectives of one of our affiliates or business units in which the relevant participant is employed, in one or more of the following categories: (i) achievement of research, clinical trial or other drug development objectives; (ii) achievement of regulatory objectives; (iii) achievement of manufacturing and/or supply chain objectives; (iv) sales; (v) revenues; (vi) assets; (vii) expenses; (viii) earnings or earnings per share; (ix) earnings before interest and taxes (EBIT) or EBIT per share, or earnings before interest, taxes, depreciation and amortization (EBITDA) or EBITDA per share; (x) return on equity, investment, capital or assets; (xi) one or more operating ratios; (xii) borrowing levels; (xiii) leverage ratios or credit rating; (xiv) market share; (xv) capital expenditures; (xvi) cash flow or cash flow per share; (xvii) share price; (xviii) shareholder return; (xix) income, pre-tax income, net income, operating income, pre-tax profit, operating profit, or net operating profit; (xx) gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; (xxi) market capitalization; (xxii) customer expansion or retention; (xxiii) acquisitions or divestitures (in whole or in part) and/or integration activities related thereto; (xxiv) joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; (xxv) spin-offs, split-ups or similar transactions; (xxvi) reorganizations; (xxvii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxviii) achievement of litigation-related objectives and/or objectives related to litigation expenses; (xxix) achievement of human resource, organizational and/or personnel objectives; (xxx) achievement of information technology or information services objectives; or (xxxi) achievement of real estate, facilities or space-planning objectives. In the areas of drug research, development, regulatory affairs and commercialization, if a third party partner that is party to a licensing or collaboration agreement with us accomplishes a development milestone, regulatory achievement, or commercialization or sales target with a partnered asset, then such third party partner's accomplishment shall constitute our achievement.

        The above-described performance goals may be determined: (a) on an absolute basis, (b) relative to internal goals or levels attained in prior years, (c) related to other companies or indices, or (d) as ratios expressing the relationship between two or more performance goals. The performance goals may also be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion. The performance goals may include a threshold level of performance below which no award will be issued or no vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. If we determine to grant awards under the 2016 Plan subject to the attainment of these performance goals, the compensation committee intends that the compensation paid under the 2016 Plan will not be subject to the deductibility limitation imposed by Section 162(m) of the Code.

        Stock Options.    Stock options granted under the 2016 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of stock options granted under the 2016 Plan may not be longer than ten years. Moreover, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

        Restricted Stock.    Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

        During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

        Other Stock-Based Awards.    The 2016 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, deferred stock units and unrestricted stock awards. Under no circumstances may the agreement covering stock appreciation rights (a) have an exercise price per share that is less than 100% of the fair market value per share of our common stock on the date of grant or (b) expire more than ten years following the date of grant. We will issue shares of our common stock under the 2016 Plan to our non-employee directors upon redemption of deferred share units that may be granted to our non-employee directors under our Compensation Plan for Non-Employee Directors after December 9, 2016.

        Except in the case of death, disability or "change of control" (as defined in the 2016 Plan), no award shall vest, and no right of ImmunoGen to restrict or reacquire shares subject to full value awards shall lapse, less than one year from the date of grant. However, awards may be granted having time-based vesting of less than one year from the date of grant so long as no more than 5% of the shares reserved for issuance under the 2016 Plan may be granted in the aggregate pursuant to such awards.

        Plan Administration.    In accordance with the terms of the 2016 Plan, our Board of Directors has authorized the Compensation Committee to administer the 2016 Plan. The Compensation Committee may delegate part of its authority and powers under the 2016 Plan to one or more of our directors, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Code. In accordance with the provisions of the 2016 Plan, the Compensation Committee determines the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the 2016 Plan.

        In addition, the Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2016 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

        Stock Dividends and Stock Splits.    If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

        Corporate Transactions.    Upon a merger, consolidation or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to the 2016 Plan, as to some or all outstanding awards:

  •
  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant provide that the participant's unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

  •
  with respect to stock grants and in lieu of any of the foregoing, our Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

        Amendment and Termination.    The 2016 Plan may be amended by our shareholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires shareholder approval as required (1) by the rules of the NASDAQ Stock Market, (2) in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code, (3) in order to continue to comply with Section 162(m) of the Code, to the extent such compliance is deemed desirable, or (4) for any other reason, is subject to obtaining such shareholder approval. However, no such action may adversely affect any rights any outstanding awards without the holder's consent. Other than in connection with stock dividends, stock splits and corporate transactions, as summarized above, (i) the exercise price of an option may not be reduced, (ii) an option may not be canceled in exchange for a replacement option having a lower exercise price, or for another award or for cash, and (iii) no other action may be taken that is considered a direct or indirect "repricing," in each case without shareholder approval. In addition, except in the case of death, disability or "change of control" (as defined in the 2016 Plan), outstanding awards may not be amended in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by ImmunoGen to restrict or reacquire shares subject to, all or any portion of any award.

        Duration of the 2016 Plan.    The 2016 Plan will expire on September 14, 2026. No awards may be made after termination of the 2016 Plan, although previously granted awards may continue beyond the termination date in accordance with their terms.

Federal Income Tax Consequences

        The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2016 Plan, based on the current provisions of the Code and regulations are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2016 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

        Incentive Stock Options.    Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

        Non-Qualified Options.    Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

        A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

        An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

        Stock Grants.    With respect to stock grants under the 2016 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        Stock Units.    The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Limitation on our Deductions

        As a result of Section 162(m) of the Code, our deduction for certain awards under the 2016 Plan may be limited to the extent that a 'covered employee" receives compensation in excess of $1,000,000 a year (other than for performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code.) If shareholders approve the 2016 Plan, certain grants under the 2016 Plan may qualify as performance-based compensation.

New Plan Benefits

        None of the shares of common stock subject to the 2016 Plan will be issuable in connection with any award granted prior to shareholder approval of the amendment. Future options and other awards under the 2016 Plan are subject to the discretion of the Compensation Committee, and therefore it is not possible to identify the persons who will receive options or other awards under the 2016 Plan in the future, nor the amount of any such future options or other awards.

Equity Compensation Plans

        The following table sets forth information as of June 30, 2016 with respect to existing compensation plans under which our equity securities are authorized for issuance.

			(c)
	(a)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
		(b)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)
Plan category		Weighted-average exercise price of outstanding options, warrants and rights(2)
Equity compensation plans approved by security holders(3)	11,812,890	$13.03	3,351,087
Equity compensation plans not approved by security holders	—	—	—

Total	11,812,890	$13.03	3,351,087

(1)
The amount in this column includes the number of shares subject to issuance upon the exercise of stock options, unvested restricted stock awards and DSUs.

(2)
The amount in this column reflects all outstanding stock options, but does not include restricted stock awards, which do not have an exercise price.

(3)
These amounts consist of our Restated Stock Option Plan and the 2006 Plan.

 EXECUTIVE OFFICERS

Who are ImmunoGen's executive officers?

        The following persons are our executive officers as of the date of this proxy statement:

Name	Position
Mark J. Enyedy	President and Chief Executive Officer
Richard J. Gregory, PhD	Executive Vice President and Chief Scientific Officer
David B. Johnston	Executive Vice President and Chief Financial Officer
John M. Lambert, PhD	Executive Vice President and Distinguished Research Fellow
Sandra E. Poole	Executive Vice President, Technical and Commercial Operations
Craig Barrows	Vice President, General Counsel and Secretary
Peter J. Williams	Vice President, Business Development

Where can I obtain more information about ImmunoGen's executive officers?

        Biographical information concerning our executive officers and their ages can be found in Item 3.1 entitled "Executive Officers" in our annual report on Form 10-K for the fiscal year ended June 30, 2016, which is incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        Our executive compensation philosophy is to enable ImmunoGen to attract, retain and motivate key executives to achieve our long-term objective of creating significant shareholder value through our antibody and immunoconjugate technology and expertise. In this regard, our objective in setting executive compensation is twofold: first, to align fixed and target incentive compensation with the market median for our peer group; and second, to align a substantial portion of that compensation with the creation of long-term value for our shareholders. Attracting and retaining key executives is particularly challenging in the biotechnology industry where executives are required to remain focused and committed throughout years of product development, regulatory approvals and, at times, financial instability. The market for executive talent in our industry is highly competitive, with many biotechnology companies that are at a similar stage of development as ImmunoGen located in general proximity to our corporate offices.

How We Determine Executive Compensation

        The Compensation Committee has responsibility for our executive compensation philosophy and the design of executive compensation programs, as well as for setting actual executive compensation. Information about the Compensation Committee, including its composition, responsibilities and processes, can be found beginning on page 17 of this proxy statement.

        In addition to evaluating our executives' contributions and performance in light of individual performance and corporate objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer companies. All forms of compensation are evaluated relative to the market median for our peer group. Individual compensation pay levels may vary from this reference point based on recent individual performance and other considerations, including breadth of experience, length of service, the anticipated out-of-pocket costs and level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires. We do not believe that our compensation policies and practices encourage excessive risk-taking by our executives or are otherwise reasonably likely to have a material adverse effect on our business.

        In 2015, the Compensation Committee engaged the services of Towers Watson, independent compensation consultants, to assist us in redefining the appropriate peer group of companies. The following 16 public biotechnology companies of comparable size were included in this new peer group, which is referred to elsewhere in this proxy statement as the Peer Group:

Acorda Therapeutics, Inc.	Halozyme Therapeutics, Inc.
Aegerion Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.
Alnylam Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	Lexicon Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Dyax Corp	Seattle Genetics, Inc.
Exelixis, Inc.	Synageva BioPharma Corp.

        The Peer Group described above differs from the peer group of 19 companies utilized by the Compensation Committee in determining executive compensation for fiscal year 2015 by the omission of Idenix Pharmaceuticals, InterMune, Inc. and NPS Pharmaceuticals, Inc., which were all acquired by larger, non-peer companies prior to Towers Watson's preparation of its competitive review of executive compensation for the Compensation Committee.

        Using Peer Group data, together with the 2014 Global Life Sciences Survey prepared by Radford Surveys + Consulting, Towers Watson prepared for the Compensation Committee a competitive market assessment of total cash, equity and total compensation for our five most highly-compensated executives. This review contributed to the Compensation Committee's determination in June 2015 of the annual base salaries for our named executive officers for fiscal year 2016 and the equity awards granted to our executives in July 2015.

        At the 2014 annual meeting of shareholders, which was the most recent annual meeting preceding the Compensation Committee's determination of executive compensation for fiscal year 2016, a proposal to approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for that meeting (a "say-on-pay" vote), received the favorable vote of the holders of over 97% of the shares voting on that proposal. The Compensation Committee considered these results to be a ratification of our executive compensation policies and decisions in its determination of executive compensation for fiscal year 2016. At the 2015 annual meeting of shareholders, a similar say-on-pay vote received the favorable vote of the holders of over 98% of the shares voting on that proposal. Although the Compensation Committee's decisions regarding executive compensation for fiscal year 2016 had been made prior to the 2015 annual meeting, the Compensation Committee has considered these results in connection with its regular assessment of our executive compensation programs.

Elements of Total Compensation

        Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a predictable source of income to our executives. Our variable performance-based elements are designed to reward performance at three levels: individual performance, actual corporate performance compared to annual business goals, and long-term shareholder value creation.

        We compensate our executives principally through base salary, performance-based annual cash incentives and equity awards. The objective of this three-part approach is to remain competitive with other companies in our industry, while ensuring that our executives are given the appropriate incentives to achieve near-term objectives and at the same time create long-term shareholder value.

  Base Salary

        We provide our executive officers with a level of assured cash compensation in the form of a base salary that reflects their scope of responsibility and organizational impact, as well as individual performance. In setting salaries for our executive officers, the Compensation Committee reviews independently prepared surveys of biotechnology industry compensation as well as other available information on base salaries of executive officers in comparable positions in the most current peer group analysis available to the committee. Comparative factors considered include, but are not limited to, the number of a company's employees, a company's annual operating expense, a company's market capitalization, and the stage of development of a company's products. For fiscal year 2016, the committee utilized the collected data contained in the competitive review of executive compensation prepared by Towers Watson described above.

        The committee uses the collected data as well as the managerial experience of the members of the committee to set salaries. As described above, our compensation philosophy allows the committee to take into account, for both current and new executive officers, recent individual performance (evaluated, in the case of the CEO, by all of the non-management directors on our Board), breadth of experience, length of service, alignment with the market median, the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill, and the compensation levels required to attract qualified new hires. In setting base salaries for our executive officers (other than the CEO), the Compensation Committee also considers the recommendation of the CEO based on the CEO's evaluation of their respective individual performance and promotion increases. Based on the foregoing considerations, the committee increased base salary of our CEO for fiscal year 2016 by 9.4%, and increased the base salaries for the other named executive officers for fiscal year 2016 between 3% and 8.4%, all as described below.

  Annual Cash Bonus Program

        Our executive officers participate in an annual bonus program applicable to all our employees. Each participant in our annual bonus program is eligible to receive a target bonus expressed as a percentage of his or her annual base salary which, once set, remains at that level for each subsequent year unless specifically changed, in the case of our executive officers, by the Compensation Committee. For our fiscal year 2016, target bonuses for our executive officers were as follows:

Title	Target Bonus (as % of Annual Base Salary)
President & CEO	75%
Executive Vice President or Senior Vice President	40% - 45%
Vice President	30% - 35%

        Under our annual bonus program, the Compensation Committee of our Board of Directors annually establishes key performance criteria, based upon the corporate goals and objectives, to be met by ImmunoGen, and evaluates ImmunoGen's actual performance against those criteria in its determination of whether annual bonuses will be paid to our employees, including our executives. Key corporate performance criteria may include any or all of the following: (1) our actual financial performance against specified metrics in our operating plan for the applicable fiscal year; (2) achievement of certain research and development milestones, including internal product development advancement; (3) achievement of key targets associated with our collaborations with third parties, including support of partner programs; and (4) the creation and achievement of business development opportunities. In establishing annual key performance criteria for the annual bonus program, the committee selects specific corporate objectives directed primarily to the future success of our business and the creation of long-term shareholder value. Payments under our annual bonus program currently consist entirely of cash.

        The Compensation Committee has set a 50% threshold aggregate percentage of achievement against the key corporate performance criteria below which the portion of participants' annual bonus payable based on corporate performance will not be payable. The key corporate performance criteria are structured to permit achievement of up to 150% of target.

        When evaluating ImmunoGen's performance against the key corporate performance criteria after completion of the performance period, the Compensation Committee evaluates any factors that were unanticipated at the time those criteria were established, such as unexpected results in pre-clinical or clinical development, as well as changes in business conditions and other relevant external circumstances, and has the discretion to adjust payouts based on corporate performance so that they align more appropriately with the changed environment, given the employees' overall performance during the performance period in furtherance of our future success and creation of long-term shareholder value. Any such adjustment, however, would not result in the portion of the participants' bonus tied to corporate performance actually paid out exceeding the 150% maximum described above.

        The Compensation Committee generally also considers an executive's individual performance in its determination of whether payments should be made to the executive under our annual bonus program. With the exception of our fiscal year 2015, the committee has based 100% of the CEO's target bonus on the achievement of the key corporate performance criteria. With respect to our other executive officers, 70% of their target bonus is based on the achievement of the key corporate performance criteria, and 30% is based on the achievement of individual performance objectives. Their achievement of their respective individual performance objectives is evaluated by our CEO, and based on these evaluations, the committee determines the amount of our executive officers' bonus compensation tied to individual performance. The individual objectives portion of a participant's target bonus may be earned irrespective of whether the threshold for payment of the corporate performance bonuses has been achieved or the extent to which the bonuses based on corporate performance are payable. The committee also has discretion in determining payouts under the portion of our CEO's annual executive bonus tied to individual performance without regard to previously established objectives, and our CEO is afforded the same discretion in recommending bonus payouts to our other executive officers.

        The Compensation Committee establishes the corporate performance bonus objectives and individual performance bonus objectives, if any, with the expectation that ImmunoGen and our executives can achieve 100% of the target; however, the objectives are sufficiently difficult that such achievement is not assured at the time they are set. For fiscal years 2014 and 2015, 98% and 105%, respectively, of the portion of our executives' target bonuses tied to corporate performance were earned (plus, for fiscal year 2015, a discretionary additional 5% of the portion of the target bonus tied to corporate performance), and, as described below, in fiscal year 2016, 105% of the portion of our executives' target bonuses tied to corporate performance was earned. The earned portion of our executives' target bonuses tied to individual performance in fiscal year 2016 ranged from 80% to 110%.

  Equity Compensation

        Consistent with our approach described above for allocating overall targeted compensation among the three components of compensation, the Compensation Committee has the authority under our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, and will have authority under the 2016 Plan, if approved by shareholders at the meeting, to determine the form(s) of equity incentive awards, the terms under which equity incentive awards are granted and the individuals to whom such awards are granted. While we have historically awarded only stock options, the Compensation Committee has the ability under the 2006 Plan to award other forms of equity incentive compensation including, but not limited to, restricted stock awards, which it has done in connection with the new hire awards for certain of our named executive officers. All equity incentive awards to our executive officers are granted by the Compensation Committee. The committee has delegated authority to our CEO to grant stock options to other newly hired individuals, and stock options and restricted shares to other existing employees, subject to certain limitations described under the heading "What committees has the Board established?—Compensation Committee" beginning on page 17 of this proxy statement.

        We believe that equity participation is a key component of our executive compensation program. The 2006 Plan currently is, and, if approved by shareholders at the meeting, the 2016 Plan will be, our long-term incentive plan, designed to retain our executive officers and other employees and align their long-term interests with the creation of long-term value for our shareholders. We believe that stock options provide an effective long-term incentive for all employees to create shareholder value as the benefit of the options cannot be realized unless there is an appreciation in the price of our common stock. Stock option awards are commonly provided to a broad range of employees in the biotechnology industry due to the competitive nature of the industry. Our executive officers participate in the 2006 Plan, and will participate in the 2016 Plan, if approved by shareholders at the meeting, in the same manner as all of our full-time employees. Initial stock option awards for new employees, which are individually determined prior to and/or negotiated in conjunction with the commencement of employment, reflect the new employee's anticipated contribution to our success and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards take into consideration competitive practices and an individual's position, individual performance and potential for future impact on our business. All stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant as determined in accordance with the 2006 Plan and the 2016 Plan, if approved by shareholders at the meeting. For initial awards to new employees, the grant date is the first day of employment. Historically, annual stock option awards have been granted in July of each year, which aligned the stock option awards with the determination of annual bonuses for the previous fiscal year ended June 30. In connection with the change in our fiscal year to a calendar year basis, effective January 1, 2017, we currently anticipate that annual equity awards will be granted in the first quarter of each year.

        In determining the size of the annual equity awards for executives, the Compensation Committee has adopted a "fixed share" approach after comparing such approach to a "fixed value" approach. Under a "fixed value" approach, the size of an award is based on a pre-determined, competitively-based monetary amount, and the number of shares subject to the award is then calculated, typically using a Black-Scholes option pricing model, to have an aggregate grant date fair value that approximates that amount. Under the "fixed share" approach adopted by the Compensation Committee, the size of an award is first established by determining the number of option shares required to deliver market median expected value based on the Peer Group. This approach was adopted for the following reasons:

  •
  The "fixed share" approach avoids year-over-year changes in the size of awards as a result of share price volatility. Development stage biopharma companies such as ImmunoGen typically have greater share price volatility than larger, commercial biopharma companies, and such volatility may not always align with actual corporate progress toward long-term, strategic objectives. Using a "fixed value" approach in this environment could result in equity awards not being appropriately aligned with either the median of the Peer Group or actual corporate performance. For example, the "fixed value" approach has the unintended consequence of providing executives with a greater number of shares at lower exercise prices in years where share price performance is weak compared to the Peer Group. In addition, significant year-over-year increases in share value can result in significant year-over-year decreases in the size of equity awards using the "fixed value" approach. In either case, the "fixed value" approach can result in equity awards not being appropriately aligned with corporate performance.

  •
  The "fixed share" approach enables the Compensation Committee to grant equity awards at more predictable levels and manage such awards to an aggregate burn rate cap. It also results in multiple-year (e.g., 3-year) average grant rates being more meaningful for investors who consider such measures in evaluating requests for shareholder approval of additional shares for issuance under our equity incentive plans.

        In determining its recommendations for "fixed share" guidelines for consideration by the Compensation Committee, Towers Watson determined the number of option shares required to deliver market median expected value based on the Peer Group as of a measurement date selected by Towers Watson at the time its work was performed. The Compensation Committee, in adopting Towers Watson's recommendation, determined that this number of shares would approximate the midpoint of its equity awards guidelines, although the committee intends to review the guidelines' competitiveness against the market median of the Peer Group at regular intervals, and to adjust the guidelines as needed to ensure they remain generally aligned with the market median of the Peer Group.

Share Ownership Guidelines

        We also believe that executive compensation will be better aligned with the creation of long-term value for our shareholders if our executive officers maintain a meaningful investment in our shares. In this regard, our Board of Directors adopted, effective as of July 1, 2014, share ownership guidelines affecting our executive officers. The guidelines provide that executive officers are expected to own shares of our common stock having an aggregate value equal to at least two times (or in the case of our CEO, five times) their annual base salary. Our current executive officers have five years from the effective date of the guidelines to achieve the ownership requirement, and new executive officers will have a similar five-year period following their date of hire or of designation as an executive officer, whichever is later. Our executive officers may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children and with vested stock options. In the case of vested stock options, the aggregate exercise price required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards. We also have a policy that prohibits employees and directors from engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of ImmunoGen shares owned by such employees or directors, a description of which can be found elsewhere in this proxy statement under "Corporate Governance—Does ImmunoGen have a written policy prohibiting certain transactions in its shares, such as hedging transactions?"

Employee Benefits

        We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to ImmunoGen. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: medical, dental and vision insurance; company-paid group life and accident insurance of two times base salary (up to $750,000); employee-paid supplemental group life and accident insurance (up to $500,000); short- and long-term disability insurance; and a qualified 401(k) retirement savings plan with a 50% company match of the first 6% of the participant's eligible bi-weekly compensation contributed by the participant to the plan.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to our "covered employees", which are our chief executive officer and our three other most highly compensated executive officers (other than the chief financial officer). Generally, amounts paid in excess of $1,000,000 to a covered employee cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible.

Severance Pay Plan for Vice Presidents and Higher

        We maintain a severance pay plan for vice presidents and higher. The Compensation Committee has noted that, in order to induce candidates for executive positions to join ImmunoGen, it has been necessary to offer them certain severance benefits in the event their employment with us was involuntarily terminated without cause outside the context of a change in control. In addition, Towers Watson provided data to the committee in 2014, when the plan was established, showing that this type of benefit was consistent with prevalent market practice for comparable companies.

        An executive is entitled to severance benefits under this plan if the executive's employment is terminated by us without cause. Severance benefits include: salary continuation for 12 months (or in the case of our CEO, 18 months); payment of the executive's annual bonus earned with respect to any fiscal year ended prior to the termination of the executive's employment to the extent not already paid, and a pro-rated portion of the executive's annual bonus for the fiscal year in which the executive's employment is terminated, based on the actual number of days the executive was employed during the applicable fiscal year; reimbursement for premiums payable in connection with the continuation of medical and dental insurance coverage during the salary continuation period to the same extent coverage is subsidized for similarly situated active employees; and effective September 23, 2016, outplacement benefits lasting not less than six months.

Change in Control Severance Agreements

        We recognize that ImmunoGen, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of ImmunoGen and our shareholders. We have entered into severance agreements with each of our executive officers that are designed to compensate them for the loss of their positions and the loss of anticipated benefits under their unvested equity compensation awards following a change in control of ImmunoGen. The agreements are intended to reinforce and encourage the continued attention of our executive officers to their assigned duties without distraction and to ensure the continued availability to ImmunoGen of each of our executive officers in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of ImmunoGen and our shareholders. We also believe that it is in the best interests of ImmunoGen and our shareholders to offer such agreements to our executive officers insofar as ImmunoGen competes for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.

        The executive is entitled to severance benefits if, within 12 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. Severance benefits include: a lump sum cash payment equal to 1.5 times (or in the case of our CEO, 2 times) the sum of the executive's annual base salary and target annual bonus; and reimbursement for premiums payable in connection with the continuation of medical and dental insurance coverage for a period of 18 months (or in the case of our CEO, 24 months). We believe these severance benefits are reasonable and appropriate for our executive officers in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience.

        In cases where the severance benefits described above are payable, the executive is also entitled to 100% vesting of the executive's unvested stock options and unvested restricted stock awards and other similar rights. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a loss of employment within a year following a change in control, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in ImmunoGen's value attributable to the performance of the current management team.

        For more details concerning our severance pay plan and change in control severance agreements, please refer to Potential Payments Upon Termination or Change in Control beginning on page 52 of this proxy statement.

Executive Compensation Determinations for Fiscal Year 2016

        The following discussion describes the Compensation Committee's executive compensation determinations for fiscal year 2016, beginning with a description of the portion of the annual executive bonus program tied to corporate performance.

        The corporate performance criteria for fiscal 2016 can be organized into four general groups as described in the table below. These criteria included certain pre-defined "stretch" goals that, to the extent met, entitled the executives to receive up to an additional 50% of the portion of their target bonuses tied to corporate performance; however, unless corporate goals (including the "stretch goals") representing at least a 50% payout of the target corporate bonus were achieved, no bonuses would have been paid based on corporate performance. The table also shows the relative weighting of the performance objectives within each group based on target, maximum (assuming achievement of both target and "stretch" goals); and actual attainment for fiscal year 2016. As shown in the table, the Compensation Committee determined that 105% of the portion of the executives' target bonuses tied to corporate performance had been earned for fiscal year 2016. The committee's determination was based on our management's assessment of its performance against the performance criteria described below, which the committee evaluated in the following overall context:

  •
  ImmunoGen finished its fiscal year 2016 well-positioned to commence a pivotal Phase 3 trial of mirvetuximab soravtansine by the end of the calendar year.

  •
  The risk that the FDA would raise concerns with our design for the Phase 3 trial at a scheduled Type B meeting was negligible.

  •
  The proposed Phase 3 trial, which we would use to seek full regulatory approval based on progression free survival, was less risky from a regulatory approval perspective than our original strategy of seeking accelerated approval based on overall response rate.

  •
  The value of the mirvetuximab soravtansine program has not diminished by the changed timeline associated with the new Phase 3 trial.

  •
  We successfully raised capital during the fiscal year.

  •
  We successfully navigated a CEO transition during this time period.

The committee then acknowledged that it was cognizant of the significant decline in our share price over the last 12 months. The committee attributed this decline to the performance of the biotechnology sector over this period and to investor disappointment in both the response rate in our Phase 1 clinical trial of mirvetuximab soravtansine reported at ASCO 2016, based on the full 46-patient cohort in that trial, which was lower than the response rate first reported for mirvetuximab soravtansine at ASCO in 2015, and the change in regulatory strategy. The committee concurred with management's assessment that, notwithstanding these developments, ImmunoGen had successfully repositioned the program with a clinical and regulatory strategy that carries a greater likelihood of success than the original strategy.

Corporate Performance Criteria	Target	Max (w/stretch)	Actual
Research & Development
Mirvetuximab Soravtansine clinical and CMC (chemistry, manufacturing and controls) progress	40%	55%	40%
B-cell targeting products—preclinical, clinical and CMC progress	15%	20%	10%
IMGN779 clinical and CMC progress	5%	5%	5%
Early-stage research activities	10%	15%	15%
New payload CMC progress	5%	5%	5%

Subtotal	75%	100%	75%

Business Development and Partner-Related Activities
Secure agreement to initiate combination studies of third-party compounds with in-house product candidates	10%	10%	10%
Access to complementary technology	—	5%	5%
CMC-related partner support	—	5%	5%
New ADC technology licensing activities	—	5%	0%

Subtotal	10%	25%	20%

Financial Performance
Cash balance at fiscal year-end of at least $162 million, excluding any financing activities	5%	5%	0%
Financing activities raising at least $100 million	5%	5%	5%
Financing activities raising at least $150 million	—	10%	0%

Subtotal	10%	20%	5%

Work Force Development
Completion of talent acquisition and planning, and site strategies	5%	5%	5%
Subtotal	5%	5%	5%

Total	100%	150%	105%

        The Compensation Committee's determination of the executives' bonuses for fiscal year 2016, including the portion, if any, tied to individual performance, is discussed below on an individual-by-individual basis.

  Cash Compensation

        Mr. Enyedy.    The committee set Mr. Enyedy's annual base salary at $650,000 as part of an overall compensation package negotiated with Mr. Enyedy as an inducement for him to join ImmunoGen in May 2016. At the same time, the committee fixed Mr. Enyedy's target bonus at 75% of base salary, beginning with the six-month transition period ending December 31, 2016. In addition, in order to induce Mr. Enyedy to join ImmunoGen, and to compensate him for certain forfeited benefits from his former employer, the committee agreed to pay him a sign-on bonus in the amount of $430,000.

        Mr. Junius.    In June 2015, the committee set Mr. Junius's annual base salary at $625,000, effective July 1, 2015, which represents a 9.4% increase over his base salary for the previous fiscal year. Mr. Junius's target bonus of 75% of base salary remained unchanged from the previous year. Mr. Junius's base salary for fiscal year 2016, together with the target bonus, resulted in Mr. Junius's target total cash compensation being aligned with the 50th percentile of total cash compensation for comparable positions at the Peer Group.

        For fiscal year 2016, 100% of Mr. Junius's target bonus was tied to corporate performance. The committee also determined that Mr. Junius's bonus would be determined as if he had remained a full-time employee for the entire fiscal year and to the date the bonus was paid, regardless of his retirement on May 13, 2016. Accordingly, Mr. Junius's bonus for fiscal year 2016, as shown in the Summary Compensation Table below, constituted 78.8% of his base salary earned for fiscal year 2016.

        Mr. Johnston.    In June 2015, the committee set Mr. Johnston's annual base salary at $385,091, effective July 1, 2015, which represents an 8.43% increase over his base salary for the previous fiscal year. Mr. Johnston's target bonus of 40% of base salary remained unchanged from the previous fiscal year. The new base salary, together with the target bonus, resulted in Mr. Johnston's target total cash compensation being aligned with the 50th percentile of total cash compensation for comparable positions at the Peer Group.

        For fiscal 2016, 70% of Mr. Johnston's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Enyedy's and Mr. Junius's evaluations of Mr. Johnston's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Manage corporate spending to meet pre-established fiscal year-end cash balance objective	25%	25%
Real estate strategic planning and expansion activities	25%	25%
Financing activities	20%	20%
Improve financial forecasting processes	10%	10%
Refine corporate communications strategy	10%	10%
Increase IT organization effectiveness	10%	10%
Total	100%	100%

        Based on the foregoing, Mr. Johnston's bonus for fiscal year 2016, as shown in the Summary Compensation Table below, constituted approximately 41.4% of his base salary earned in fiscal year 2016.

        Dr. Lambert.    In June 2015, the committee set Dr. Lambert's annual base salary at $396,296, effective July 1, 2015, which represents a 2.5% increase over his base salary for the previous fiscal year. Dr. Lambert's target bonus of 40% of base salary remained unchanged from the previous year. The new base salary, together with the target bonus, resulted in Dr. Lambert's target total cash compensation being aligned with the 50th percentile of total cash compensation for comparable positions at the Peer Group.

        For fiscal year 2016, 70% of Dr. Lambert's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Enyedy's and Mr. Junius's evaluations of Dr. Lambert's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Enhance visibility of ImmunoGen in ADC field	45%	45%
Assist business development in identifying ADC platform out-licensing opportunities	15%	15%
Assist with collaboration efforts with existing licensees	15%	15%
Participate in key academic research conference organizations	15%	15%
Review and determine disposition of past R&D records	10%	10%
Total	100%	100%

        Based on the foregoing, Dr. Lambert's bonus for fiscal year 2016, as shown in the Summary Compensation Table below, constituted approximately 41.4% of his base salary earned for fiscal year 2016.

        Dr. Morris.    In June 2015, the committee set Dr. Morris's annual base salary at $463,187, effective July 1, 2015, which represents a 3% increase over his base salary for the previous year. Dr. Morris's target bonus of 45% of base salary remained unchanged from the previous year. The new base salary, together with the target bonus, resulted in Dr. Morris's target total cash compensation being aligned with the 50th percentile of total cash compensation for comparable positions at the Peer Group.

        For fiscal year 2016, 70% of Dr. Morris's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Enyedy's and Mr. Junius's evaluations of Dr. Morris's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Mirvetuximab soravtansine clinical progress	40%	40%
B-cell and AML product portfolio progress	20%	15%
Clinical development management initiative	15%	15%
Foreign regulatory filing initiative	15%	15%
Clinical development organizational development	10%	10%
Total	100%	95%

        Based on the foregoing, Dr. Morris's bonus for fiscal year 2016, as shown in the Summary Compensation Table below, constituted approximately 45.9% of his base salary earned in fiscal year 2016.

        On September 29, 2014, we entered into a letter agreement with Dr. Morris providing for the payment to Dr. Morris of a housing allowance in the aggregate amount of $125,000, payable in three equal six-month installments. The first two installments were paid during fiscal year 2015, and the last installment was paid on or about September 29, 2015. On March 29, 2016, we increased the housing allowance by $37,600. If, prior to September 29, 2016, Dr. Morris's employment with ImmunoGen is terminated by us for cause or by Dr. Morris for any reason other than death or disability, Dr. Morris will be required to reimburse us for a portion this additional payment, based on the number of days Dr. Morris was employed by us from and after March 29, 2016. Dr. Morris's primary residence is in Pennsylvania, and this housing allowance was intended to help defray his cost of maintaining a second residence in Massachusetts in connection with his primary place of employment being at our Waltham, Massachusetts headquarters. As a result of Dr. Morris's resignation, which was effective September 2, 2016, we are entitled to be reimbursed a pro rata portion of the last installment of Dr. Morris's housing allowance in the amount of $5,400.

        Ms. Poole.    In June 2015, our Board of Directors promoted Ms. Poole from Senior Vice President to Executive Vice President, effective July 1, 2015, and in connection therewith, the committee set Ms. Poole's annual base salary at $405,017, also effective July 1, 2015, which represents a 6.6% increase over her base salary for the previous year, and reflects both a 3.0% annual merit increase, pro-rated to reflect the period of her employment during the previous fiscal year (2.4%), as well as her promotion (4.2%). Ms. Poole's target bonus of 40% of base salary remained unchanged from the previous year. The new base salary, together with the target bonus, resulted in Ms. Poole's target total cash compensation being aligned with the 50th percentile of total cash compensation for comparable positions at the Peer Group.

        For fiscal year 2016, 70% of Ms. Poole's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Enyedy's and Mr. Junius's evaluations of Ms. Poole's accomplishment of specific actions in the areas identified in the following table. As shown in the table, the committee also awarded Ms. Poole a discretionary additional 10% of the portion of her target bonus tied to individual performance in recognition of her exceptional work during the past year to improve the operational efficiency and effectiveness of the technical operations organization.

	Target	Actual
Technical operations support for all development projects	30%	30%
Technical operations organizational development	20%	20%
Technical operation strategic planning	20%	20%
Partner-related CMC project support	10%	10%
Manage technical operations financial performance to meet pre-established targets	10%	10%
Quality and compliance initiatives	5%	5%
Environmental, health & safety initiative for technical operations organization	5%	5%
Subtotal	100%	100%

Discretionary portion of target bonus tied to individual performance	—	10%

Total	100%	110%

        Based on the foregoing, Ms. Poole's bonus for fiscal year 2016, as shown in the Summary Compensation Table below, constituted approximately 42.6% of her base salary earned for fiscal year 2016.

  Equity Awards

        On July 13, 2015, we granted annual stock option awards to Mr. Junius, Mr. Johnston, Dr. Lambert, Dr. Morris and Ms. Poole covering 205,000, 100,000, 100,000, 110,000 and 110,000 shares, respectively. The per share exercise price for each of these awards ($16.72) is the per share fair market value of our common stock on the date of grant (July 13, 2015), and each award vests in three equal annual installments, beginning on the first anniversary of the date of grant.

        In determining the size of the annual stock option awards, the committee considered equity award histories for each of the named executive officers and the "fixed share" equity grant guidelines adopted by the committee starting in fiscal year 2014. With respect to Ms. Poole's award, 83,000 shares reflect her 100,000 target annual equity award, pro-rated to reflect the period of her employment during fiscal year 2015, and 27,000 shares reflect her promotion to Executive Vice President, effective July 1, 2015.

        On March 30, 2016, we granted a stock option award covering 300,000 shares to Mr. Enyedy, effective on the date Mr. Enyedy started his employment with ImmunoGen (May 16, 2016). The exercise price of this award is the per share market value of our common stock on the effective date of grant (May 16, 2016), and vests in four equal annual installments beginning on the first anniversary of the effective date of grant. At the same time, we also granted a restricted stock award covering 75,000 shares to Mr. Enyedy, effective on May 16, 2016. This award vests in four equal annual installments, beginning on the first anniversary of the effective date of grant. These awards were part of the overall compensation package negotiated with Mr. Enyedy as an inducement to join ImmunoGen.

        Each of the foregoing awards is described in more detail in the Grants of Plan-Based Awards table and Outstanding Awards at Fiscal Year-End table elsewhere in this proxy statement.

How were the executive officers compensated for fiscal year 2016?

        The following table sets forth all compensation paid to our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers, who are collectively referred to as the "named executive officers," in all capacities for the last three fiscal years.

 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Mark J. Enyedy(5)	2016	$80,357	$430,000	$423,750	$1,015,157	—	$836	$1,950,100
President and Chief
Executive Officer
Daniel M. Junius(6)	2016	558,151	—	—	2,142,386	$492,188	7,916	3,200,642
Retired President and Chief	2015	571,725	25,728	—	1,281,134	445,945	8,634	2,333,166
Executive Officer	2014	544,500	—	—	2,248,535	310,365	8,184	3,111,584
David B. Johnston(7)	2016	385,091	—		1,045,067	159,428	9,604	1,599,189
Executive Vice President	2015	355,250	4,974	—	624,943	146,220	9,459	1,140,846
and Chief Financial Officer	2014	175,000	70,000	—	1,315,783	67,550	1,934	1,630,267
John M. Lambert	2016	396,296	—	—	1,045,067	164,067	9,997	1,615,426
Executive Vice President	2015	386,630	5,413	—	624,943	160,065	8,259	1,185,310
and Distinguished Research	2014	377,200	—	—	1,096,846	143,336	8,184	1,427,110
Fellow
Charles Q. Morris(8)	2016	463,187	—	—	1,149,573	212,603	87,901	1,913,264
Former Executive Vice President	2015	449,696	7,083	—	687,438	208,231	92,982	1,445,430
and Chief Development Officer	2014	432,400	—	—	639,823	164,312	13,199	1,249,734
Sandra E. Poole(9)	2016	405,017	4,860	—	1,149,573	167,677	9,009	1,736,137
Executive Vice President,	2015	300,833	204,212	—	798,333	124,545	8,405	1,436,328
Technical Operations

(1)
The amount shown in this column for fiscal year 2016 for Mr. Enyedy represents his sign-on bonus. If, within 12 months of Mr. Enyedy's hire date (May 16, 2016), his employment is terminated by us for cause or is terminated by Mr. Enyedy for any reason other than death or disability, Mr. Enyedy will be required to reimburse us for a portion of the sign-on bonus equal to $430,000 multiplied by a fraction, (a) the numerator of which is 365 minus the number of days Mr. Enyedy was employed by us, and (b) the denominator of which is 365. The amount shown in this column for fiscal year 2016 for Ms. Poole represents the discretionary bonus paid to her for that fiscal year. The amounts shown in this column for fiscal year 2015 represent the discretionary bonuses paid for that fiscal year and, for Ms. Poole, her $200,000 sign-on bonus which is described in more detail in our proxy statement for the 2015 annual meeting of shareholders. The amount shown in this column for Mr. Johnston for fiscal year 2014 represents his sign-on bonus which is described in more detail in our proxy statements for the 2014 annual meeting of shareholders.

(2)
The amounts shown in these columns represent the aggregate grant date fair value of the restricted stock awards and stock option awards for the years indicated, computed in accordance with FASB ASC Topic 718. Additional information can be found in the footnotes to the Grants of Plan-Based Awards table elsewhere in this proxy statement and in Note B to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2016.

(3)
The amounts shown in this column represent payments under our annual executive bonus program for each of the fiscal years shown.

(4)
The table below shows the components of this column for fiscal year 2016:

Name	401(k) Plan Matching Contribution(a)	Term Life Insurance Premiums	Housing Allowance(b)	Total All Other Compensation
Mark J. Enyedy	$750	$86	—	$836
Daniel M. Junius	7,317	599	—	7,916
David B. Johnston	8,920	684	—	9,604
John M. Lambert	9,313	684	—	9,997
Charles Q. Morris	7,950	684	$79,267	87,901
Sandra W. Poole	8,325	684	—	9,009

(a)
The amounts in this column represent our matching contributions allocated to each of the named executive officers who participates in our 401(k) retirement savings plan. All such matching contributions were fully vested upon contribution.

(b)
On September 29, 2014, we entered into a letter agreement with Dr. Morris providing for the payment to Dr. Morris of a housing allowance in the aggregate amount of $125,000, payable in three equal six-month installments. The first two installments were paid during fiscal year 2015, and the last installment was paid on or about September 29, 2015. On March 29, 2016, we increased the housing allowance by $37,600. If, prior to September 29, 2016, Dr. Morris's employment with ImmunoGen is terminated by us for cause or by Dr. Morris for any reason other than death or disability, Dr. Morris will be required to reimburse us for a portion this additional payment, based on the number of days Dr. Morris was employed by us from and after March 29, 2016. As a result of Dr. Morris's resignation, which was effective September 2, 2016, we are entitled to be reimbursed a pro rata portion of the last installment of Dr. Morris's housing allowance in the amount of $5,400.

(5)
Mr. Enyedy joined ImmunoGen on May 16, 2016.

(6)
Mr. Junius retired effective May 13, 2016.

(7)
Mr. Johnston joined ImmunoGen on December 30, 2013.

(8)
Dr. Morris resigned from ImmunoGen effective September 2, 2016.

(9)
Ms. Poole joined ImmunoGen on September 15, 2014.

Grants of Plan-Based Awards

        The following table shows all awards granted to each of the named executive officers during the last fiscal year.

Grants of Plan-Based Awards

								All Other Option Awards: Number of Securities Underlying Options (#)
				Possible Future Payments Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1)
			Compensation Committee Action Date, if Different from Grant Date				All Other Stock Awards: Number of Shares of Stock (#)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)
Mark J. Enyedy	5/16/2016	(2)	3/29/2016	—	—	—	—	300,000		$1,015,157
	5/16/2016	(3)	3/29/2016				75,000	—	—	412,500
Daniel M. Junius		(4)	—	$243,375	$468,750	$703,125		—	—	—
	7/13/2015	(2)	—	—	—	—		205,000	16.72	2,142,386
David B. Johnston		(4)	—	—	154,036	207,949		—	—	—
	7/13/2015	(2)	—	—	—	—		100,000	16.72	1,045,067
John. M. Lambert		(4)	—	—	158,518	214,500		—	—	—
	7/13/2015	(2)	—	—	—	—		100,000	16.72	1,045,067
Charles Q. Morris		(4)	—	—	208,434	281,386		—	—	—
	7/13/2015	(2)	—	—	—	—		110,000	16.72	1,149,573
Sandra E. Poole		(4)	—	—	162,007	218,709		—	—	—
	7/13/2015	(2)	—	—	—	—		110,000	16.72	1,149,573

(1)
The amounts shown in this column have been calculated in accordance with FASB ASC Topic 718. Additional information can be found in Note B to the consolidated financial statements in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

(2)
These stock option awards were granted under our 2006 Plan. The grant date fair value of these awards has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 6.33 years; expected risk-free interest rate of 1.90% (1.39% in the case of Mr. Enyedy), which is equal to the U.S. Treasury yield in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 67.09% (64.19% in the case of Mr. Enyedy); and expected dividend yield of 0%. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End table.

(3)
This restricted stock award was granted under our 2006 Plan. The grant date fair value of this award has been calculated by multiplying the number of shares granted by the closing price ($5.65) of our common stock on the NASDAQ Global Select Market on the grant date.

(4)
The amounts shown in these rows reflect the possible cash amounts that could have been earned upon achievement of the threshold, target and maximum performance objectives for the annual executive bonus program for fiscal year 2016. In the case of Mr. Junius, whose bonus was tied solely to corporate performance, the threshold amount represents 50% of his target bonus, reflecting the minimum achievement required for any payout based on corporate performance. In the case of the remaining executive officers, for whom 30% of their respective target bonuses was tied to individual performance, there was effectively no threshold payment since the compensation committee reserved the discretion to determine payouts under the portion of the bonus tied to individual performance without regard to any minimum achievement of previously-established goals.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year. The table also shows the market value of unvested restricted stock awards at the end of the last fiscal year. This represents the number of unvested restricted shares at fiscal year-end, multiplied by the closing price ($3.08) of our common stock on the NASDAQ Global Select Market on June 30, 2016.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Mark J. Enyedy	—	300,000	(2)	$5.65	05/16/2026
	—	—				75,000	(3)	$231,000
Daniel M. Junius	62,669	—		5.77	06/12/2017	—		—
	46,667	—		3.30	06/11/2018	—		—
	188,518	—		4.29	01/01/2019	—		—
	167,000	—		9.88	07/24/2019	—		—
	180,000	—		9.14	07/23/2020	—		—
	180,000	—		15.20	07/22/2021	—		—
	180,000	—		15.83	07/20/2022	—		—
	136,667	68,333	(4)	19.02	07/16/2023	—		—
	68,334	136,666	(5)	10.79	07/17/2024	—		—
	—	205,000	(6)	16.72	07/13/2015
David B. Johnston	75,000	75,000	(7)	15.08	12/30/2023	—		—
	23,334	66,666	(5)	10.79	07/17/2024	—		—
	—	100,000	(6)	16.72	07/13/2025	—		—
John M. Lambert	53,000	—		5.77	06/12/2017	—		—
	52,500	—		3.30	06/11/2018	—		—
	90,000	—		9.88	07/24/2019	—		—
	80,000	—		9.14	07/23/2020	—		—
	100,000	—		15.20	07/22/2021	—		—
	100,000	—		15.83	07/20/2022	—		—
	66,667	33,333	(4)	19.02	07/16/2023	—		—
	33,334	66,666	(5)	10.79	07/17/2024
	—	100,000	(6)	16.72	07/13/2025	—		—
Charles Q. Morris	122,254	50,000	(8)	11.93	11/26/2022	—		—
	—	—		—	—	12,500	(9)	38,500
	38,889	19,444	(4)	19.02	07/16/2023	—		—
	36,667	73,333	(5)	10.79	07/17/2024			—
	—	110,000	(6)	16.72	07/13/2025	—		—
Sandra E. Poole	31,250	93,750	(10)	10.99	09/15/2024	—		—
	—	110,000	(6)	16.72	07/13/2025	—		—

(1)
All option and restricted stock awards granted by ImmunoGen are subject to time-based vesting. Accordingly, there are no unearned option awards or restricted stock awards outstanding. Securities underlying options are shares of our common stock.

(2)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (May 16, 2016), contingent on Mr. Enyedy remaining an employee, director or consultant of ImmunoGen as of each such date.

(3)
This restricted stock award vests in four equal installments on each of the first four anniversaries of the grant date (May 16, 2016), contingent on Mr. Enyedy remaining an employee, director or consultant of ImmunoGen as of each such date.

(4)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (July 16, 2013), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(5)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (July 17, 2014), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(6)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (July 13, 2015), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(7)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (December 30, 2013), contingent on Mr. Johnston remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(8)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (November 26, 2012), contingent on Dr. Morris remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(9)
This restricted stock award vests in four equal installments on each of the first four anniversaries of the grant date (November 26, 2012), contingent on Dr. Morris remaining an employee, director or consultant of ImmunoGen as of each such date.

(10)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (September 15, 2014), contingent on Ms. Poole remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

Options Exercised

        The following table shows information regarding stock option exercises by the named executive officers during the last fiscal year.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark J. Enyedy	—	—	—	—
Daniel M. Junius	93,810	$708,454	—	—
David B. Johnston	10,000	52,280	—	—
John M. Lambert	42,000	316,976	—	—
Charles Q. Morris	—	—	12,500	$172,000
Sandra E. Poole	—	—	—	—

(1)
Except as described below, amounts shown in these columns represent the actual value realized from the immediate sale of the shares acquired upon exercise of options or upon the vesting of restricted shares, as the case may be. Of the shares acquired by Mr. Junius and Dr. Lambert, 55,898 and 10,889 shares, respectively, were acquired upon exercise of options but not immediately sold, and each such share is valued at the difference between the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise, minus the per share exercise price.

Potential Payments Upon Termination or Change in Control

Termination of Employment Not Following a Change in Control

        Prior to the adoption of our severance pay plan for vice presidents and higher, we had entered into written agreements with certain of our executive officers to provide severance benefits in addition to those required by applicable law in connection with the termination of the executive's employment with us outside the context of a change in control, as described below. In connection with the adoption of this plan, each of those executive officers terminated those written agreements.

        All of our named executive officers whose employment is terminated by us without cause are eligible to participate in our severance pay plan for vice presidents and higher. "Cause" is defined to include an executive's willful act or omission that materially harms ImmunoGen, willful failure or refusal to follow the lawful and proper directives of our CEO or our Board, conviction of the executive for a felony, commission of an act of moral turpitude that is reasonably expected to be injurious to ImmunoGen or its reputation, material fraud or theft relating to ImmunoGen, or breach of our Code of Corporate Conduct, Senior Officer and Financial Personnel Code of Ethics or other contractual obligation to ImmunoGen.

        Severance benefits under the plan include:

  •
  Salary continuation for the following specified periods: 18 months in the case of the CEO; and 12 months in the case of our other named executive officers;

  •
  Payment of a portion of the named executive officer's annual cash bonus for the fiscal year in which termination occurs as follows: 100% of the portion of the named executive officer's bonus tied to personal objectives, if any; and with respect to the portion of the named executive officer's bonus tied to corporate objectives, the named executive officer would be entitled to receive the same percentage as the other participants in our annual bonus program, in both cases pro-rated to reflect the actual number of days the named executive officer was employed during the applicable fiscal year;

  •
  Payment of a taxable amount on a monthly basis equal to the same percentage of the employee's COBRA premium (assuming the named executive officer elects to receive COBRA benefits) as the premium subsidy provided to similarly situated active employees for the duration of the salary continuation period; and

  •
  Effective September 23, 2016, outplacement services lasting not less than six months.

        Payment of the above-described severance benefits is subject to the named executive officer releasing all of his or her claims against ImmunoGen other than claims that arise from our obligations under the plan. In addition, no benefits are payable under the plan in circumstances where the named executive officer is entitled to receive severance compensation under the terms of any separate written agreement, including the change in control severance agreements described below.

        The following table illustrates the potential benefits that would have been received by the named executive officers under our severance pay plan for vice presidents and higher, assuming we had terminated each executive's employment without cause on June 30, 2016 outside the context of a change in control.

Potential Payments Upon Termination of Employment Not Following a Change in Control
(Without Cause and Not for a Disability)

Name	Salary Continuation	Bonus Lump Sum(1)	Healthcare Continuation(2)	Total
Mark. J. Enyedy	$975,000	$504,563	$31,660	$1,511,223
Daniel M. Junius(3)	—	—	—	—
David B. Johnston	385,091	159,248	21,107	565,626
John M. Lambert	396,296	164,067	21,107	581,470
Charles Q. Morris	463,187	215,729	21,107	700,023
Sandra E. Poole	405,017	167,677	21,107	593,801

(1)
Amounts represent 100% of the portion of each named executive officer's bonus tied to personal objectives and 100% of each named executive officer's bonus tied to corporate objectives, based on achievement of 105% of the corporate objectives achieved for fiscal year 2016.

(2)
Amounts represent payments equal to each executive's COBRA premiums for 12 months (or in the case of Mr. Enyedy, 18 months) for the type of healthcare coverage ImmunoGen carried for each named executive officer as of June 30, 2016.

(3)
Mr. Junius retired on May 13, 2016.

Termination of Employment Following a Change in Control

        We have entered into change in control severance agreements with each named executive officer providing for certain benefits in the event of a change in control of ImmunoGen. A change in control includes any of the following events:

  •
  the acquisition by any person of 50% or more of our outstanding common stock pursuant to a transaction which our Board of Directors does not approve;

  •
  a merger or consolidation of ImmunoGen, whether or not approved by our Board, where our voting securities remain outstanding and continue to represent, or are converted into securities of the surviving corporation (or its parent) representing, less than 50% of the total voting power of the surviving entity (or its parent) following such transaction;

  •
  our shareholders approve an agreement for the sale of all or substantially all of ImmunoGen's assets; or

  •
  the "incumbent directors" cease to constitute at least a majority of the members of our Board. "Incumbent directors" include the current members of our Board, plus any future members who are elected or nominated for election by at least a majority of the incumbent directors at the time of such election or nomination, with certain exceptions relating to actual or threatened proxy contests relating to the election of directors to our Board.

        Each named executive officer is entitled to severance benefits if, within the period of two months before or 12 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. "Cause" is defined to include the executive's willful act or omission that materially harms ImmunoGen; willful failure or refusal to follow the lawful and proper directives of the Board; conviction of the executive for a felony; commission of an act of moral turpitude that is reasonably expected to be injurious to ImmunoGen or its reputation; material fraud or theft relating to ImmunoGen; or breach of our Code of Corporate Conduct, Senior Officer and Financial Personnel Code of Ethics or other contractual obligation to ImmunoGen. "Good reason" is defined in each agreement to include the occurrence of the following events without the executive's consent: a change in the principal location at which the executive performs his duties for us to a new location that is at least 40 miles from the prior location; a material change in the executive's authority, functions duties or responsibilities as compared to his highest position with ImmunoGen; or a material reduction in the executive's base salary or target annual bonus.

        Severance benefits under each agreement include the following:

  •
  A lump sum payment equal to 1.5 times (or in the case of Mr. Enyedy, 2 times) the sum of the executive's then current annual base salary and the executive's target annual bonus for the fiscal year in which the termination occurs;

  •
  Payment of a taxable amount on a monthly basis equal to the executive's COBRA premium (assuming the executive elects to receive COBRA benefits) for up to 18 months (or in the case of Mr. Enyedy, up to 24 months, notwithstanding the fact that Mr. Enyedy may not be eligible under applicable law for COBRA benefits beyond 18 months); and

  •
  Vesting of 100% of the executive's unvested stock options and unvested restricted stock awards and other similar rights. Stock option awards granted to executives under the 2006 Plan prior to June 20, 2012 provide for 100% vesting of the executive's unvested stock options immediately upon the occurrence of a change in control.

        Payment of the above-described severance benefits is subject to the named executive officer releasing all his or her claims against ImmunoGen other than claims that arise from ImmunoGen's obligations under the severance agreement. In addition, the severance benefits will replace any similar compensation that may be provided to the executive under any other agreement or arrangement in relation to termination of employment, with certain exceptions.

        Each agreement provides for a reduction of payments and benefits to be received by the named executive officer pursuant to a change in control to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by ImmunoGen of the executive's legal fees and expenses incurred in connection with the agreement.

        Each agreement continues in effect for two years from its effective date, subject to automatic one-year extensions thereafter unless notice is given of our or the executive's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 12 months following a change in control that occurs during the term of the agreement.

        The following table illustrates the potential benefits that would have been received by the named executive officers under the severance agreements described above, assuming we had terminated each executive's employment without cause on June 30, 2016, following a change in control occurring on that date, and using the closing price ($3.08) of our common stock on the NASDAQ Global Select Market on June 30, 2016.

Potential Payments Upon Termination of Employment Following a Change in Control
(Without Cause and Not for a Disability)

Name	Salary/Bonus Lump Sum(1)	Stock Option Acceleration(2)	Restricted Stock Acceleration	Healthcare Continuation(3)	Total
Mark J. Enyedy	$2,275,000	—	$231,000	$42,214	$2,548,214
Daniel M. Junius(4)	—	—	—	—	—
David B. Johnston	808,691	—	—	31,660	840,351
John M. Lambert	832,222	—	—	31,660	863,882
Charles Q. Morris	1,007,432	—		31,660	1,077,592
Sandra E. Poole	850,536	—	—	31,660	882,196

(1)
Amounts represent the salary and target bonus-based lump sum payments described above.

(2)
Any amounts shown in this column would have represented payment of the difference between $3.08 and the exercise price of any in-the-money unvested stock option that would have become exercisable upon termination of the executive's employment without cause following a change in control, multiplied in each case by the number of shares subject to such option. The per share exercise prices of all unvested stock options held by the named executive officers were in each case greater than $3.08, and therefore no payment is shown for the accelerated vesting of those options.

(3)
Amounts represent payments equal to each executive's COBRA premiums for 18 months (or in the case of Mr. Enyedy, 24 months) for the type of healthcare coverage ImmunoGen carried for each named executive officer as of June 30, 2016.

(4)
Mr. Junius retired on May 13, 2016.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to ImmunoGen's Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

By the Compensation Committee of the Board of Directors of ImmunoGen, Inc.
Howard H. Pien, Chairman Dean J. Mitchell Kristine Peterson

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE
OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT
(Notice Item 4)

        We are providing our shareholders with the opportunity to cast an advisory (non-binding) vote on executive compensation, or a "say-on-pay" vote. Under Section 14A of the Securities Exchange Act of 1934, as amended, we must hold this advisory vote at least once every three years. At the 2011 annual meeting of shareholders, we asked shareholders to vote on an advisory basis with respect to whether future say-on-pay votes should be held once every year, or once every two or three years (the "say-on-frequency" vote). Shareholders indicated by their advisory vote their preference to hold say-on-pay votes on an annual basis. After taking into consideration the results of the say-on-frequency vote at the 2011 annual meeting, our Board determined to include say-on-pay advisory votes in our proxy materials on an annual basis until the next required "say-on-frequency" vote by shareholders.

        The say-on-pay vote is a non-binding vote on the compensation paid to our named executive officers, as described elsewhere in this proxy statement under the heading "Executive Compensation," and includes the "Compensation Discussion and Analysis," or "CD&A," tabular disclosure regarding such compensation and accompanying narrative disclosure set forth in pages 34 through 55 of this proxy statement. The Executive Compensation section describes our compensation philosophy and objectives, how we determine executive compensation, the elements of total compensation and the actual compensation of our named executive officers identified in that section. The Compensation Committee and our Board believe that the policies and practices described in the CD&A are effective in implementing our compensation philosophy and objectives and that the compensation of our named executive officers for fiscal year 2016 reflects and supports those policies and practices.

        The say-on-pay vote is not binding on the Compensation Committee or our Board. However, the committee and the Board will take into account the result of the vote when determining future executive compensation arrangements.

Recommendation

        The Board recommends a vote "FOR" the proposal to approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement.

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
(Notice Item 5)

        On June 15, 2016, our Board of Directors approved a change in our fiscal year-end from the last day of June of each year to the last day of December of each year, effective January 1, 2017, which created a six-month transition period from July 1, 2016 through December 31, 2016. Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management, and will take into account the vote of our shareholders with respect to the ratification of the appointment of our independent registered public accounting firm.

        Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 30, 2016. We expect that a representative of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Recommendation

        The Board recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016.

What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?

        The aggregate fees for professional services rendered to us by Ernst & Young LLP for the fiscal years ended June 30, 2016 and 2015 were as follows:

	2016	2015
Audit	$864,803	$797,410
Audit-Related	—	—
Tax	—	—
All Other	—	—

	$864,803	$797,410

        Audit fees for fiscal years 2016 and 2015 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the financial statements included in each of our quarterly reports on Form 10-Q. Audit fees for fiscal year 2016 also include amounts related to our issuance of convertible senior notes. Audit fees for fiscal year 2015 also include amounts related to consents relating to registration statements.

What is the Audit Committee's pre-approval policy?

        The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $100,000, plus reasonable and customary out-of-pocket expenses, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting.

        The pre-approval requirement is waived with respect to the provision of non-audit services by our independent registered public accounting firm if (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved by the committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm's audit. Ernst & Young LLP did not provide non-audit services during fiscal years 2016 and 2015.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed ImmunoGen's audited financial statements for the fiscal year ended June 30, 2016, and discussed these financial statements with ImmunoGen's management. The Audit Committee also has reviewed and discussed the audited financial statements and the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Audit Standards No. 16 ("Communication with Audit Committees") with Ernst & Young LLP, ImmunoGen's independent registered public accounting firm. In addition, the Audit Committee received the letter from Ernst & Young LLP required by PCAOB Rule 3526 ("Communication with Audit Committees Concerning Independence"), and has discussed with Ernst & Young LLP its independence.

        Based on its review and the discussions referred to above, the Audit Committee recommended to ImmunoGen's Board that the audited financial statements be included in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

By the Audit Committee of the Board of Directors of ImmunoGen, Inc.
Stephen C. McCluski, Chairman Kristine Peterson Richard J. Wallace

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and certain persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, and written representations from our officers and directors that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2016 all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with, except as follows: Dr. Goldberg, Mr. Pien and Dr. Villafranca were awarded 3,814, 4,383 and 1,314 deferred stock units, respectively, on June 30, 2016 in lieu of cash for all or a portion of their quarterly annual fees for serving as non-employee directors. Due to clerical error, Form 4s disclosing these awards were not filed with the SEC until July 6, 2016.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

        Due to a change in our fiscal year-end from June 30 of each year to December 31 of each year, effective January 1, 2017, we expect to hold our 2017 annual meeting of shareholders on June 13, 2017. As a result of the date of our 2017 annual meeting of shareholders being more than 30 days earlier than the anniversary date of our 2016 annual meeting of shareholders, the regulations adopted by the SEC provide that any shareholder proposal submitted for inclusion in ImmunoGen's proxy statement relating to the 2017 annual meeting of shareholders must be received at our principal executive offices by a reasonable time before we begin to print and mail such proxy statement, which we consider to be on or before December 31, 2016.

        In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2017 annual meeting of shareholders, notice of them, whether or not they are included in ImmunoGen's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to our corporate secretary no earlier than March 16, 2017 and no later than April 15, 2017. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Our by-laws do not affect any rights of shareholders to request the inclusion of proposals in ImmunoGen's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

        It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

        The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including the Notice) and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, New York 11717, telephone number 1-877-830-4936. Shareholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request "householding" of their communications should contact their broker or Broadridge Corporate Issuer Solutions, Inc.

OTHER MATTERS

        We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2016 (without exhibits) without charge by writing to: Investor Relations, ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451.

By Order of the Board of Directors
CRAIG BARROWS, Secretary

October 28, 2016

Exhibit A

IMMUNOGEN, INC.

2016 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

1.     DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ImmunoGen, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

  Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

  Board of Directors means the Board of Directors of the Company.

  Cause shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate provided, however that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

        Change of Control means the occurrence of any of the following events:

  (i)
  Ownership.    Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

  (ii)
  Merger/Sale of Assets.    (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation;

    or (B) the sale or disposition by the Company of all or substantially all of the Company's assets in a transaction requiring shareholder approval; or

  (iii)
  Change in Board Composition.    A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of November 4, 2016, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

    provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company's assets in accordance with Section 409A of the Code.

        Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

        Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code.

        Common Stock means shares of the Company's common stock, $.01 par value per share.

        Company means ImmunoGen, Inc., a Massachusetts corporation.

        Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's or its Affiliates' securities.

        Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

        Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

        Fair Market Value of a Share of Common Stock means:

          (1)   If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date;

          (2)   If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; and

          (3)   If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

        Full Value Award means a Stock Grant or other Stock-Based Award whose intrinsic value is not solely dependent on appreciation in the price of the Common Stock after the date of grant.

        ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

        Non-Qualified Option means an option which is not intended to qualify as an ISO.

        Option means an ISO or Non-Qualified Option granted under the Plan.

        Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

        Performance Based Award means a Stock Grant or Stock-Based Award as set forth in Paragraph 9 hereof.

        Performance Goals means performance goals based on one or more of the following criteria: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain objectives; sales; revenues; assets; expenses; earnings or earnings per share; earnings before interest and taxes (EBIT) or EBIT per share; earnings before interest, taxes, depreciation and amortization (EBITDA) or EBITDA per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow or cash flow per share; share price; shareholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; customer expansion or retention; acquisitions or divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space-planning objectives.

        The foregoing Performance Goals may be determined: (a) on an absolute basis, (b) relative to internal goals or levels attained in prior years, (c) related to other companies or indices, or (d) as ratios expressing relationships between two or more Performance Goals. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to the

Company and/or an Affiliate, or a division or strategic business unit of the Company and/or an Affiliate, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. In the areas of drug research, development, regulatory affairs and commercialization, if a third party partner that is party to a licensing or collaboration agreement with the Company accomplishes a development milestone, regulatory achievement, or commercialization or sales target with the partnered asset, then such third party partner's accomplishment shall constitute an achievement of the Company.

        The satisfaction of each of the foregoing Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, to make adjustments to the Performance Goals or determine the satisfaction of the Performance Goals, in each case, in connection with a Corporate Transaction) provided that any such actions do not otherwise violate Section 162(m) of the Code or the terms of the Plan. In the case of Performance-Based Awards that are not intended to comply with Section 162(m) of the Code, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

        Plan means this ImmunoGen, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan.

        Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 25 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

        Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

        Stock Grant means a grant by the Company of Shares under the Plan.

        Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

        Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.     PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.     SHARES SUBJECT TO THE PLAN.

          (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 5,500,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company's 2006 Employee, Director and Consultant Equity Incentive Plan that are forfeited, expired or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after December 9, 2016 (but in no event more than 14,250,000 Shares shall be added to the Plan pursuant to this clause (ii)), or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan.

          (b)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company's or an Affiliate's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitations set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued and any stock appreciation right to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of exercise gain shares issued upon settlement of the stock appreciation right.

          (c)   For purposes of determining the number of Shares available for issuance under Paragraph 3(a) above, (i) for the grant of any Option or similar Stock-Based Award one Share for each Share actually subject to such Option or similar Stock-Based Award shall be deducted, and (ii) for the grant of any Full Value Award, one and one-quarter (1.25) Shares for each Share actually subject to any such Full Value Award shall be deducted. If a Full Value Award expires, is forfeited, or otherwise lapses, the Shares that were subject to the Full Value Award shall be restored to the total number of Shares available for grant as were deducted as Full Value Awards pursuant to this paragraph. Except in the case of death, disability or Change of Control, or as provided in the next sentence, no Stock Right shall vest, and no right of the Company to restrict or reacquire Shares subject to Full Value Awards shall lapse, less than one (1) year from the date of grant. Notwithstanding the foregoing, Stock Rights may be granted having time-based vesting of less than one (1) year from the date of grant so long as no more than five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 25 of this Plan) may be granted in the aggregate pursuant to such awards.

4.     ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, directors and Consultants shall be granted Stock Rights;

  c.
  Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

  e.
  Determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

  f.
  Make any adjustments in the Performance Goals included in any Performance-Based Awards provided that such adjustments comply with the requirements of Section 162(m) of the Code;

  g.
  Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant's consent or in the event of death of the Participant the Participant's Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code; and

  h.
  Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of (i) preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs; (ii) not causing any adverse tax consequences under Section 409A of the Code; and (iii) compliance with Section 162(m) of the Code for those Stock Rights the Committee has determined to be granted in accordance with Section 162(m). Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it; provided that only a Committee consisting solely of non-employee directors (or the full Board when only non-employee directors are present and voting) shall have the authority to grant Options, Stock Grants or Stock-Based Awards to non-employee directors, or to amend the terms of any such awards in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by the Company to restrict or reacquire Shares subject to, all or any portion of any such award. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.     ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grants under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.     TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company (or provided in electronic form by the Company) and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

  a.
  Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

  i.
  Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option.

  ii.
  Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

  iii.
  Vesting Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, provided that each Non-Qualified Option shall terminate not more than ten years from the date of the grant. Each Option Agreement may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated performance goals or events.

    iv.
    Option Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

    A.
    The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

    B.
    The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  b.
  ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

  i.
  Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

  ii.
  Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of the grant of the ISO; or

  B.
  More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of the grant of the ISO.

  iii.
  Term of Option: For Participants who own:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

  B.
  More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

  iv.
  Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.     TERMS AND CONDITIONS OF STOCK GRANTS.

        Each Stock Grant to a Participant shall state the principal terms in an Agreement, duly executed by the Company (or provided in electronic form by the Company) and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

  (a)
  Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Massachusetts General Corporation Law on the date of the grant of the Stock Grant;

  (b)
  Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

  (c)
  Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards, stock units deferred or otherwise. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company (or provided in electronic form by the Company) and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

        The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.     PERFORMANCE BASED AWARDS.

        Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, Stock Rights granted under Paragraph 7 and Paragraph 8 may be granted by the Committee in a manner which is deductible by the Company under Section 162(m) of the Code ("Performance-Based Awards"). A Participant's Performance-Based Award

shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. The number of shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period. Nothing in this paragraph shall prohibit the Company from granting Stock-Based Awards subject to performance criteria that do not comply with this Paragraph.

10.   EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice (in a form acceptable to the Administrator which may include electronic notice) to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months (if required to avoid negative accounting treatment), or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 28) without the prior approval of the Employee, if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is not prohibited by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

11.   ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.   RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

13.   ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement; provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

  a.
  A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

  b.
  Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

  c.
  The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

  d.
  Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

  e.
  A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

  f.
  Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

  a.
  All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

              (i)  To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

             (ii)  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

  b.
  A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

  c.
  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.   EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

              (i)  To the extent that the Option has become exercisable but has not been exercised on the date of death; and

             (ii)  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

  b.
  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.   EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

        In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such offer shall terminate.

        For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Agreement, in the event of a termination of service (whether as an Employee, director or Consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 20, 21, and 22, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company's forfeiture or repurchase rights have not lapsed.

20.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

  a.
  All Shares subject to any Stock Grant or a Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then all shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's death.

23.   PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

  a.
  The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

    "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

  b.
  At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

24.   DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.   ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

        a.    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made, including in the exercise or purchase price per share and Performance Goals applicable to outstanding Performance-Based Awards, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        b.    Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable, or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable, or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to the holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

        In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

        c.    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance, if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

        d.    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

        e.    Modification of Options.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of any ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Options. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        f.    Modification of Performance-Based Awards.    Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as "performance based compensation" under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or disability of the Participant.

26.   ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.   FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.   CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29.   WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 30) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The

Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

30.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31.   TERMINATION OF THE PLAN.

        The Plan will terminate on September 14, 2026. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

32.   AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers and in order to continue to comply with Section 162(m) of the Code, provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator may not take any other action that is considered a direct or indirect "repricing" for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Notwithstanding the foregoing, except in the case of death, disability or Change of Control, outstanding Agreements may not be amended by the Administrator (or the Board)

in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by the Company to restrict or reacquire Shares subject to, all or any portion of any Option, Stock Grant or other Stock-Based Award. Nothing in this Paragraph 32 shall limit the Administrator's authority to take any action permitted pursuant to Paragraph 25.

33.   EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

34.   CLAWBACK.

        Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company's Clawback Policy then in effect is triggered.

35.   SECTION 409A.

        If a Participant is a "specified employee" as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant's separation from service, or (ii) the Participant's date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant's separation from service.

        The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

36.   GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IMMUNOGEN, INC. 830 WINTER STREET WALTHAM, MA 02451 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E14128-P81959 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IMMUNOGEN, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 2. Election of Directors Nominees: 01) Joseph J. Villafranca 02) Stephen C. McCluski 03) Richard J. Wallace 04) Daniel M. Junius 05) Howard H. Pien 06) Mark Goldberg, MD 07) Dean J. Mitchell 08) Kristine Peterson 09) Mark J. Enyedy For Against Abstain 5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2016. The Board of Directors recommends you vote FOR the following proposals: ! ! ! For Against Abstain ! ! ! 1. To fix the number of members of the Board of Directors at nine (9). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5. ! ! ! 3. To approve the 2016 Employee, Director and Consultant Equity Incentive Plan. 4. To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in our proxy statement. ! ! ! ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E14129-P81959 IMMUNOGEN, INC. This proxy is solicited by the Board of Directors Annual Meeting of Shareholders 12/9/2016 11:00 AM The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 28, 2016, and does hereby appoint Mark J. Enyedy and David B. Johnston or either of them (the "proxies"), as the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of IMMUNOGEN, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 830 Winter Street, Waltham, Massachusetts on Friday, December 9, 2016, at 11:00 AM, Eastern Standard Time, and at any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1 Address Changes/Comments: